SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                      |_| PRELIMINARY INFORMATION STATEMENT

     |_| Confidential, for Use of the Commission Only (as permitted by Rule
                                  14C-5(D)(2))

                      |X| Definitive Information Statement

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                (Name of Registrant as Specified in Its Charter)

               Payment of filing fee (Check the appropriate box):

|X|   No Fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)    Amount previously paid:

      2)    Form, Schedule or Registration Statement No:

      3)    Filing party:

      4)    Date filed:

----------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                               15-15 132nd Street
                          College Point, New York 11356

                              INFORMATION STATEMENT

This Information Statement has been mailed on or about January 27, 2006 to the stockholders of record as of January 9, 2006 ("Record Date") of Alliance Distributors Holding Inc.'s (the "Company") common stock, par value $.001 per share ("common stock") and the Company's Series A Convertible Non Redeemable Preferred Stock, par value $.001 per share (the "Series A Preferred Shares") in connection with the action described herein to be taken on or about February 17, 2006, which is 20 days after the mailing of this Information Statement. The action will be taken pursuant to the written consents by the majority stockholders of the Company dated as of January 13, 2006.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS. NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company's principal executive office address is 15-15 132nd Street College Point, New York 11356.

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENTS DATED JANUARY 13, 2006 OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action will be taken on or about February 17, 2006 pursuant to written consents dated January 13, 2006 by the majority stockholders, in lieu of a special meeting of the stockholders.

GENERAL

By their written consents, shareholders and a proxy holder (the "Stockholders") have voted 32,565,220 shares, out of a total of 52,884,164 shares entitled to vote, or approximately 62% of the Company's total voting power (the total number of votes that can be cast by the outstanding common stock and Series A Preferred Shares), in favor of granting the Board of Directors the authority to amend the Company's Certificate of Incorporation to increase the number of the Company's authorized shares of common stock from 100,000,000 shares to 500,000,000 shares (20,000,000 shares to 100,000,000 shares on a post 2006 Reverse Stock Split basis, as such term is defined below) at such time, if any, as the Board of Directors shall deem appropriate (the "Amendment"). The vote in favor of the amendment is greater than a majority of the Company's total voting power and is sufficient to approve the amendment.

                                   BACKGROUND

In a Stock Purchase Agreement (the "Acquisition Agreement") with Emerich Goldstein and members of his family ("Sellers"), the Company has agreed to buy from the Sellers all of the capital stock of Foto Electric Supply Co., Inc., a New York corporation ("FESCO"). The purchase price will range from a minimum of $70 million to a maximum of $78 million depending on FESCO's results for 2005, and will be payable $50 million in cash, $12.5 million in notes, and the balance in equity securities. The closing of the transaction is contingent, among other things, on the Company's obtaining equity financing for the $50 million cash portion of the purchase price and debt financing for a $10 million increase to the Company's current $10 million credit facility. The Company has received no commitment for the equity financing or for the debt financing. The equity securities to be issued to the Sellers as part of the purchase price will be valued at the valuation that will apply to equity securities that are issued in any equity financing that the Company consummates to fund the cash portion of the purchase price. The Acquisition Agreement is more fully described in reports on Form 8-K that the Company filed with the SEC on January 10, 2006 and January 11, 2006 and that are available at www.sec.gov. The form of the Acquisition Agreement is included as an exhibit to the Form 8-K that the Company filed with the SEC on January 10, 2006.

We have not yet determined the nature of the securities, if any, that we will issue to finance the FESCO acquisition and that we would need to issue to the FESCO sellers for the equity portion of their purchase price. However, we have 100,000,000 authorized shares of common stock (20,000,000 shares of common stock on a post 2006 Reverse Stock Split basis as such term is defined below) of which only 7,530,348 (37,651,740 on a pre 2006 Reverse Stock Split basis) are currently available for issuance and not reserved for issuance on conversion or exercise of convertible and exercisable securities, and our shares have been trading in the range of $0.21 to $0.51 since December 1, 2005. We therefore assume that our currently available shares of common stock will be insufficient for issuance to finance and consummate the FESCO acquisition, or to permit conversion of any preferred shares and other convertible securities and the exercise of any exercisable securities that we might issue to finance and consummate the FESCO acquisition.

The Stockholders have voted to increase the number of shares of our authorized common stock to enable the acquisition and financing of the FESCO acquisition if the conditions to the acquisition and financing are satisfied. Also, whether or not the FESCO acquisition is consummated, we think that it is advisable that there be additional shares of common stock available for issuance by the Company in future financings and acquisitions and for other corporate purposes described below.


                               BUSINESS BACKGROUND

GENERAL

In June 2002, the Company, then named JPAL, Inc. ("JPAL"), a Nevada corporation which then had no ongoing business or significant assets, acquired Essential Reality, LLC ("ER, LLC") which had been formed in 1998 as Freedom Multimedia, LLC in Delaware to develop and market a virtual video game controller. Following this transaction, JPAL changed its name to Essential Reality, Inc. ("Essential"). In November 2003, we discontinued sales of our virtual video game controller because of our inability to raise necessary funds.

On June 17, 2004, Essential entered into a Share Exchange Agreement (the "Exchange Agreement") with Jay Gelman, Andre Muller and Francis Vegliante, the sole shareholders (the "Stockholders") of AllianceCorner Distributors Inc., a New York corporation ("AllianceCorner") which had been engaged in the video game distribution business since August 2003. Pursuant to the Exchange Agreement, the Company on June 29, 2004 acquired all the outstanding capital stock of AllianceCorner from the Stockholders and, in exchange for such capital stock, issued 517,105 Series B Convertible Non Redeemable Preferred Shares ("Series B Preferred Shares") to Jay Gelman, 517,105 Series B Preferred Shares to Andre Muller and 517,104 Series B Preferred Shares to Francis Vegliante. On November 22, 2004, the Series B Preferred Shares converted into 8,226,671 shares of common stock for each of Jay Gelman and Andre Muller and into 8,226,655 shares of common stock for Francis Vegliante.

In connection with this acquisition, the Company issued the share equivalent of 21,237,101 shares of common stock and 403,335 shares of Series A Convertible Non Redeemable Preferred Stock and warrants to purchase 1,564,096 shares of common stock in private placements. Each share of Series A Convertible Non Redeemable Preferred Stock entitles the holder to 15.91 votes, and votes as one class with the common stock on as converted basis. Certain holders granted to Jay Gelman an irrevocable voting proxy to vote their voting stock. As of December 15, 2005, Jay Gelman's voting proxy covered 9,205,549 shares of common stock, as well as 168,427 shares of Series A Convertible Non Redeemable Preferred Stock that have 2,679,674 votes, for a total voting proxy of 11,885,223 votes.

These transactions diluted the ownership of our shareholders prior to June 2004 to 1.06% of the 47,368,756 shares of common stock outstanding as of December 15, 2005.

We accounted for our acquisition of AllianceCorner as a reverse acquisition as of June 30, 2004. The pre-acquisition financial statements of AllianceCorner are treated as historical financial statements of the combined companies.

AllianceCorner was formed in May 2003 under the name Alliance Partners, Inc. The name of Alliance Partners, Inc. was changed to AllianceCorner Distributors Inc. in September 2003 and was further changed to Alliance Distributors Holding, Inc. ("Alliance New York") in July 2004. Effective November 17, 2004, Alliance New York was merged into Alliance Distributors Holding Inc., a Delaware corporation that was wholly owned by Essential.

Effective November 22, 2004, Essential reincorporated in Delaware and changed its name to Alliance Distributors Holding Inc. ("Alliance" or the "Company"), by way of a merger of Essential into Alliance, which was then a wholly owned Delaware subsidiary of Essential.

On March 7, 2005, Mr. Vegliante sold 4,000,000 shares of common stock to investors in a private transaction at a purchase price of $0.125 per share.

2006 Reverse Stock Split

On December 30, 2005, the Company filed a definitive Schedule 14C Information Statement with reference to written consents by shareholders and a proxy holder (the " Stockholders") who owned or had the right to vote a total of 32,565,220 shares out of 52,884,164 shares entitled to vote, or approximately 62% of the Company's total voting power (the total number of votes that can be cast by the outstanding common stock and Series A Preferred Shares), in favor of granting the Board of Directors the authority to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's authorized common stock and the Company's issued and outstanding common stock on the basis of one-for-five at such time after January 27, 2006 as the Board of Directors shall deem appropriate (the "2006 Reverse Stock Split"). The 2006 Reverse Stock Split is not effective as of the date of this Information Statement.

UNLESS OTHERWISE STATED, ALL INFORMATION IN THIS INFORMATION STATEMENT IS GIVEN ON A PRE 2006 REVERSE STOCK SPLIT BASIS.

                                     ACTION

The Company currently has authorized capital stock of 100,000,000 shares of common stock and 8,672,020 shares of preferred stock. There are issued and outstanding 47,368,756 shares of common stock and 346,663 Series A Preferred Shares convertible into 5,515,408 shares of common stock as of January 9, 2006. The par value of each class of capital stock is $.001 per share. By their written consents, shareholders and a proxy holder (the " Stockholders") have voted 32,565,220 shares, out of a total of 52,884,164 shares entitled to vote, or approximately 62% of the Company's total voting power (the total number of votes that can be cast by the outstanding common stock and Series A Preferred Shares), in favor of granting the Board of Directors the authority to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 500,000,000 shares. The vote in favor of the Amendment is greater than a majority of the Company's total voting power and is sufficient to approve the amendment.

The text of the amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock is set forth in Exhibit A to this Information Statement. The text of the amendment to the Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the amendments.

Of the 500,000,000 shares of common stock to be authorized, 47,368,756 shares will constitute shares of common stock issued and outstanding prior to the Amendment, 5,515,408 shares will be available to permit the conversion of the Series A Preferred Shares, 9,464,096 shares will be available to permit the exercise of issued and outstanding options and warrants and the balance will be available for issuance by the Board of Directors.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. Because holders of common stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of common stock will reduce the current stockholders' percentage ownership in the total outstanding shares of common stock. This Amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock will remain unchanged under this Amendment.

The increase in the number of authorized but unissued shares of common stock that would be available for issuance would enable the Company, without further stockholder approval, to issue shares from time to time as may be required to consummate the acquisition of FESCO and related financings and for other proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company, even if the persons seeking to obtain control of the Company offer an above-market premium that is favored by a majority of the independent shareholders.

Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Company does not have any other provisions in its articles of incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. The Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this Action is not being taken with the intent that it be utilized as a type of anti-takeover device.

Except for the potential issuance of securities in connection with the acquisition of Fesco and related financings, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock or preferred stock.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of January 9, 2006, information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 15-15 132nd Street, College Point, New York 11356.

Beneficial ownership is determined in accordance with the rules of the SEC, and for calculating the shares and percentage beneficially owned by each Selling Security Holder includes any securities which the person has the right to acquire within 60 days of the date of this Information Statement through the conversion or exercise of any security or right. The terms of the Series A Convertible Non Redeemable Preferred Shares ("Series A Preferred Shares") restrict each holder's right to convert the Series A Preferred Shares to the extent that beneficial ownership of such holder and its affiliates would exceed 4.999% or 9.999% of the shares of Common Stock that would be outstanding after giving effect to such conversion. For convenience, the table and the footnotes are presented as if these restrictions did not apply. For purposes of the table and the footnotes below, there are deemed outstanding 52,884,164 shares of common stock, consisting of 47,368,756 shares of common stock currently issued and outstanding and 5,515,408 shares of common stock issuable on conversion of 346,663 Series A Preferred Shares. Each Series A Preferred Share converts into
15.91 shares of common stock.

------------------------------------------------------------------------
Name and address of beneficial owner  Common Stock (% of class)
------------------------------------------------------------------------
Jay Gelman                            20,478,561(1)     (38.46%)
------------------------------------------------------------------------

----------
(1) Consists of Mr. Gelman's record and beneficial ownership of 8,226,671 shares of common stock, 275,000 shares of common stock issuable upon exercise of 275,000 options that are currently exercisable, 91,667 shares of common stock issuable upon exercise of 91,667 options exercisable within 60 days, and 9,205,549 shares of common stock and 168,427 Series A Preferred Shares convertible into 2,679,674 shares of common stock that are subject to a voting proxy. Of the total number of shares of common stock subject to a voting proxy, Theseus Fund, L.P. (f/k/a Minotaur Fund
      LLP) granted to Mr. Gelman a proxy to vote 1,071,335 shares of common stock.

------------------------------------------------------------------------
Andre Muller                           8,593,338(2)     (16.14%)
------------------------------------------------------------------------
Barbara A. Ras                           114,000(3)      (0.22%)
------------------------------------------------------------------------
Humbert B. Powell, III                    72,728(4)      (0.14%)
------------------------------------------------------------------------
Thomas Vitiello                           50,000(5)      (0.09%)
------------------------------------------------------------------------
Steven H. Nathan                          50,000(6)      (0.09%)
------------------------------------------------------------------------
All   executive   officers and        29,358,627        (54.58%)
directors as a group
------------------------------------------------------------------------
Francis Vegliante                      4,593,322(7)      (8.63%)
------------------------------------------------------------------------
Nathan A. Low (8)
c/o Sunrise Securities                 6,969,928(9)     (12.88%)
Corp., 641 Lexington
Avenue N.Y., N.Y. 10022
------------------------------------------------------------------------

----------
(2) Consists of Mr. Muller's record and beneficial ownership of 8,226,671 shares of common stock, 275,000 shares of common stock issuable upon exercise of 275,000 options that are currently exercisable and 91,667 shares of common stock issuable upon exercise of 91,667 options exercisable within 60 days.

(3) Consists of Ms. Ras' record and beneficial ownership of 66,000 shares of common stock and her indirect beneficial ownership of 23,000 shares of common stock owned by her husband, 16,667 shares of common stock issuable upon exercise of 16,667 options that are currently exercisable and 8,333 shares of common stock issuable upon exercise of 8,333 options exercisable within 60 days.

(4) Consists of Mr. Powell's record and beneficial ownership of 22,728 shares of common stock, 37,500 shares of common stock issuable upon exercise of 37,500 options that are currently exercisable and 12,500 shares of common stock issuable upon exercise of 12,500 options exercisable within 60 days.

(5) Consists of 37,500 shares of common stock issuable upon exercise of 37,500 options that are currently exercisable and 12,500 shares of common stock issuable upon exercise of 12,500 options exercisable within 60 days.

(6) Consists of 37,500 shares of common stock issuable upon exercise of 37,500 options that are currently exercisable and 12,500 shares of common stock issuable upon exercise of 12,500 options exercisable within 60 days.

(7) Consists of Mr. Vegliante's record and beneficial ownership of 4,226,655 shares of common stock, 275,000 shares of common stock issuable upon exercise of 275,000 options that are currently exercisable and 91,667 shares of common stock issuable upon exercise of 91,667 options exercisable within 60 days.

(8) Mr. Low has sole dispositive and voting power in Sunrise Securities Corp. Mr. Low's wife has sole voting and investment power in the shares owned by Nathan A. Low Family Trust. Mr. Low has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Mr. Low has shared voting and investment power in the shares owned by Sunrise Foundation Trust. Mr. Low disclaims beneficial ownership of the shares owned by Nathan A. Low Family Trust, Sunrise Equity Partners and Sunrise Foundation Trust.

(9) These 6,969,928 shares consist of 83,330 shares of common stock owned by Sunrise Equity Partners, 245,794 shares of common stock owned by Sunrise Securities Corp., 756,346 shares of common stock due to the deemed conversion of 47,539 Series A Convertible Non Redeemable Preferred Stock ("Series A Preferred Shares") owned by Nathan A. Low, 388,315 shares of common stock due to the deemed conversion of 24,407 Series A Preferred Shares owned by Nathan A. Low Family Trust, 2,290,515 shares of common stock due to the deemed conversion of 143,967 Series A Preferred Shares owned by Nathan A. Low Roth IRA, 346,504 shares of common stock due to the deemed conversion of 21,779 Series A Preferred Shares owned by Sunrise Foundation Trust, 366 shares of common stock due to the deemed conversion of 23 Series A Preferred Shares owned by Sunrise Securities Corp. and 1,634,657 shares of common stock due to the deemed conversion of 102,744 shares of common stock owned by Sunrise Equity Partners. Further includes 800,527 shares of common stock issuable upon exercise of 800,527 warrants owned by Nathan A. Low, 200,132 shares of common stock issuable upon exercise of 200,132 warrants owned by Sunrise Foundation Trust and 223,442 shares of common stock issuable upon exercise of 223,442 warrants owned by Sunrise Securities Corp.

------------------------------------------------------------------------
Theseus Fund, L.P.
f/k/a Minotaur Fund LLP                4,400,000(10)     (8.32%)
131 Olive Hill Lane, Woodside, CA
94062
------------------------------------------------------------------------

----------
(10) See footnote 1 for information relating to the voting proxy granted to Jay Gelman by Theseus Fund, L.P. f/k/a Minotaur Fund LLP.

The following table sets forth, as of January 9, 2006, information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Series A Non Redeemable Convertible Preferred Stock ("Series A Preferred Shares") based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Series A Preferred Shares,
(ii) each of the Company's officers and directors and (iii) all officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and for calculating the shares and percentage beneficially owned by each Selling Security Holder includes any securities which the person has the right to acquire within 60 days of the date of this Information Statement through the conversion or exercise of any security or right. The terms of the Series A Preferred Shares restrict each holder's right to convert the Series A Preferred Shares to the extent that beneficial ownership of such holder and its affiliates would exceed 4.999% or 9.999% of the shares of Common Stock that would be outstanding after giving effect to such conversion.

-------------------------------------------------------------------------
Name and address of beneficial owner  Series A Convertible Non Redeemable
                                      Preferred Shares (% of class)
-------------------------------------------------------------------------
Jay Gelman                               168,427(1)     (48.59%)
-------------------------------------------------------------------------
All   executive   officers and           168,427        (48.59%)
directors as a group
-------------------------------------------------------------------------
Nathan A. Low (2)
c/o Sunrise Securities Corp.,            340,459(3)     (98.21%)
641 Lexington Avenue N.Y., N.Y. 10022
-------------------------------------------------------------------------
Nathan A. Low Roth IRA                   143,967(4)     (41.53%)
c/o Sunrise Securities Corp.
641 Lexington Avenue
N.Y., N.Y. 10022
-------------------------------------------------------------------------

----------
(1) Consists of 24,407 Series A Preferred Shares subject to a voting proxy granted to Jay Gelman by the Nathan A. Low Family Trust, 143,967 Series A Preferred Shares subject to a voting proxy granted to Jay Gelman by the Nathan A. Low Roth IRA and 53 Series A Preferred Shares subject to a voting proxy granted to Jay Gelman by Northumberland Holdings, LTD.

(2) Mr. Low has sole dispositive and voting power in Sunrise Securities Corp. Mr. Low's wife has sole voting and investment power in the shares owned by Nathan A. Low Family Trust. Mr. Low has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Mr. Low has shared voting and investment power in the shares owned by Sunrise Foundation Trust. Mr. Low disclaims beneficial ownership of the shares owned by Nathan A. Low Family Trust, Sunrise Equity Partners and Sunrise Foundation Trust.

(3) Consists of 47,539 Series A Preferred Shares owned by Nathan A. Low, 143,967 Series A Preferred Shares owned by Nathan A. Low Roth IRA, 102,744 Series A Preferred Shares owned by Sunrise Equity Partners, 24,407 Series A Preferred Shares owned by Nathan A. Low Family Trust, 21,779 Series A Preferred Shares owned by Sunrise Foundation Trust and 23 Series A Preferred Shares owned by Sunrise Securities Corp.

(4) See footnote 1 for information relating to the voting proxy granted to Jay Gelman by the Nathan A. Low Roth IRA.

-------------------------------------------------------------------------
Nathan A. Low Family Trust                24,407(5)     (7.04%)
c/o Sunrise Securities Corp.
641 Lexington Avenue
N.Y., N.Y. 10022
-------------------------------------------------------------------------
Sunrise Equity Partners                  102,744        (29.64%)
c/o Sunrise Securities Corp.
641 Lexington Avenue
N.Y., N.Y. 10022
-------------------------------------------------------------------------
Sunrise Foundation Trust                  21,779         (6.28%)
c/o Sunrise Securities Corp.
641 Lexington Avenue
N.Y., N.Y. 10022
-------------------------------------------------------------------------
Level Counter LLC (6)
641 Lexington Avenue                     102,744(7)     (29.64%)
25th Floor
N.Y., N.Y.  10022
-------------------------------------------------------------------------
Amnon Mandelbaum (8)
641 Lexington Avenue                     102,744(9)     (29.64%)
25th Floor
N.Y., N.Y.  10022
-------------------------------------------------------------------------
Marilyn Adler (10)
641 Lexington Avenue                     102,744(11)    (29.64%)
25th Floor
N.Y., N.Y.  10022
-------------------------------------------------------------------------

----------
(5) See footnote 1 for information relating to the voting proxy granted to Jay Gelman by the Nathan A. Low Family Trust.

(6) Level Counter LLC has sole investment and voting power in the shares owned by Sunrise Equity Partners. Level Counter LLC disclaims beneficial ownership of these shares.

(7)   See footnote 6.

(8) Mr. Mandelbaum has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Mr. Mandelbaum disclaims beneficial ownership of the shares owned by Sunrise Equity Partners.

(9)   See footnotes 6 and 8.

(10) Consists of shares owned by Level Counter LLC. Ms. Adler has shared voting and investment power in Level Counter LLC, which has sole investment and voting power in the shares owned by Sunrise Equity Partners. Ms. Adler disclaims beneficial ownership of the shares owned by Sunrise Equity Partners.

(11)  See footnotes 6 and 10.


                         FINANCIAL AND OTHER INFORMATION

         ALLIANCE DISTRIBUTORS HOLDING INC. AUDITED FINANCIAL STATEMENTS

Alliance's audited financial statements for the year ended December 31, 2004 and the period from May 9, 2003 (inception) to December 31, 2003 are included in this Information Statement as Exhibit "B". The consent of Mahoney Cohen & Company, CPA, P.C., Independent Registered Public Accounting Firm to the inclusion of their opinion on these audited financial statements is included in this Information Statement as Exhibit "C". In addition, Alliance's unaudited financial statements for the nine-month period ending September 30, 2005 are included in this Information Statement as Exhibit "D". You are encouraged to review the financial statements, related notes and other information included elsewhere in this Information Statement.

      FOTO ELECTRIC SUPPLY CO., INC. ("FESCO") AUDITED FINANCIAL STATEMENTS

FESCO's audited financial statements for the years ended December 31, 2004, 2003, and 2002 are included in this Information Statement as Exhibit "E". The consent of Leshkowitz & Company, LLP to the inclusion of their opinion on these audited financial statements is included in this Information Statement as Exhibit "F". In addition, FESCO's unaudited financial statements for the nine-month period ending September 30, 2005 are included in this Information Statement as Exhibit "G". You are encouraged to review the financial statements, related notes and other information included elsewhere in this Information Statement.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this Information Statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements.

OVERVIEW

See "Business Background," for description of a transaction whereby AllianceCorner Distributors Inc. ("AllianceCorner") became a New York wholly-owned subsidiary of Essential. The name of AllianceCorner was changed to Alliance Distributors Holding, Inc. ("New York Alliance") in July 2004. Effective November 17, 2004, New York Alliance was merged into Alliance Distributors Holding Inc., a Delaware corporation that was wholly owned by Essential. Effective November 22, 2004, Essential reincorporated in Delaware and changed its name to Alliance Distributors Holding Inc. ("Alliance" or the "Company"), by way of a merger of Essential into Alliance, which was then a wholly owned Delaware subsidiary of Essential. The business of AllianceCorner became our only business. Since the former stockholders of AllianceCorner acquired a majority of our voting interests, the transaction was treated as a reverse acquisition of a public shell, with AllianceCorner treated as the acquirer for accounting purposes. Accordingly, the pre-acquisition financial statements of AllianceCorner are our historical financial statements. At the time of the acquisition, the Company had no continuing operations and its historical results would not be meaningful if combined with the historical results of AllianceCorner.

RESULTS OF OPERATIONS

The following tables show each specified item as a dollar amount and as a percentage of net sales for the three and nine months ended September 30, 2005 and 2004, respectively, and should be read in conjunction with the financial statements included elsewhere in this Information Statement:

Three Months Ended September 30, 2005 compared to Three Months Ended September 30, 2004


                                        THREE MONTHS                THREE MONTHS
                                           ENDED                       ENDED
                                        SEPTEMBER 30,               SEPTEMBER 30,
                                            2005                        2004
                                         (THOUSANDS)                 (THOUSANDS)
                                  ------------------------     -----------------------
Net sales                         $   13,566         100.0%    $    6,924       100.0%
Cost of goods sold                    12,035          88.7%         5,966        86.2%
                                  ----------    ----------     ----------  ----------
   Gross profit                        1,531          11.3%           958        13.8%
Selling, general and
  administrative expenses              1,187           8.8%           981        14.1%
                                  ----------    ----------     ----------  ----------
Income (loss) from operations            344           2.5%           (23)        (.3)%

Interest expense                         119           0.9%            20          .3%
                                  ----------    ----------     ----------  ----------
Income (loss) before income taxes        225           1.6%           (43)        (.6)%
Income taxes                               3            .0%            --          .0%
                                  ----------    ----------     ----------  ----------
Net income (loss)                 $      222           1.6%    $      (43)        (.6)%
                                  ==========    ==========     ==========  ==========

Net sales increased by $6,641,660, or 95.9%, from $6,924,181 for the three months ended September 30, 2004 to $13,565,841 for the three months ended September 30, 2005. The growth in net sales was primarily due to the increase in sales with our existing customers, as well as an increase in our customer base.

Cost of goods sold increased by $6,068,441, or 101.7%, from $5,966,406 for the three months ended September 30, 2004 to $12,034,847 for the three months ended September 30, 2005. The increase was consistent with revenue growth. Gross profit as a percentage of net sales decreased to 11.3% for the three months ended September 30, 2005 from 13.8% for the three months ended September 30, 2004. This decrease was primarily due to the Company's strategy to grow the customer base and increase revenues by introducing incentive pricing programs to new and key customers. Cost of goods sold excludes the distribution costs of purchasing, receiving, inspection, warehousing and handling costs; we include these costs in our selling, general and administrative expenses. Our gross margins may not be comparable to those of other entities since some entities include these distribution costs in the cost of goods sold. These distribution costs were $288,098 and $229,504 for the quarter ended September 30, 2005 and 2004, respectively.

Selling, general and administrative expenses increased by $206,773, or 21.1%, from $980,454 for the three months ended September 30, 2004 to $1,187,227 for the three months ended September 30, 2005. The increase was primarily due to the Company's increase in salaries and related payroll taxes of $84,961, advertising and marketing expenses of $46,683, professional fees of $19,295 and website maintenance fees of $15,208. Selling, general and administrative expenses as a percentage of net sales decreased to 8.8% for the three months ended September 30, 2005 from 14.1% for the three months ended September 30, 2004. For the three months ended September 30, 2005, selling, general and administrative expenses were comprised of the following: $171,859 in selling expenses, $288,098 in distribution costs and $727,270 in general and administrative expenses. For the three months ended September 30, 2004, selling, general and administrative expenses were comprised of the following: $97,335 in selling expenses, $229,504 in distribution costs and $653,615 in general and administrative expenses.

Interest expense increased by $98,754, or 483.0%, from $20,444 for the three months ended September 30, 2004 to $119,198 for the three months ended September 30, 2005. The increase was primarily due to increased borrowings as well as higher interest rates on bank borrowings during the third quarter of 2005. The increased borrowing levels were the result of increased sales volume that required higher inventory levels and increased accounts receivable.

Nine Months Ended September 30, 2005 compared to Nine Months Ended September 30, 2004


                                               NINE MONTHS                 NINE MONTHS
                                                  ENDED                       ENDED
                                              SEPTEMBER 30,               SEPTEMBER 30,
                                                   2005                        2004
                                               (THOUSANDS)                  (THOUSANDS)
                                         ------------------------     -----------------------
Net sales                                $   36,680         100.0%    $   20,200        100.0%
Cost of goods sold                           32,836          89.5%        17,364         86.0%
                                         ----------    ----------     ----------   ----------
   Gross profit                               3,844          10.5%         2,836         14.0%
Selling, general and
  administrative expenses                     3,739          10.2%         2,704         13.4%
                                         ----------    ----------     ----------   ----------
Income from operations                          105            .3%           132           .6%
Interest expense                                340            .9%            81           .4%
                                         ----------    ----------     ----------   ----------
Income (loss) before income taxes              (235)          (.6)%           51           .2%

Income taxes                                      8            .0%            11           .0%
                                         ----------    ----------     ----------   ----------
Net income (loss)                        $     (243)          (.6)%   $       40           .2%
                                         ==========    ==========     ==========   ==========

Net sales increased by $16,479,281, or 81.6%, from $20,200,199 for the nine months ended September 30, 2004 to $36,679,480 for the nine months ended September 30, 2005. The growth in net sales was primarily due to the increase in sales with our existing customers, as well as an increase in our customer base.

Cost of goods sold increased by $15,472,013, or 89.1%, from $17,363,624 for the nine months ended September 30, 2004 to $32,835,637 for the nine months ended September 30, 2005. The increase was consistent with revenue growth. Gross profit as a percentage of net sales decreased to 10.5% for the nine months ended September 30, 2005 from 14.0% for the nine months ended September 30, 2004. This decrease was primarily due to the Company's strategy to grow the customer base and increase revenues by introducing incentive pricing programs to new and key customers. Cost of goods sold excludes the distribution costs of purchasing, receiving, inspection, warehousing and handling costs; we include these costs in our selling, general and administrative expenses. Our gross margins may not be comparable to those of other entities since some entities include these distribution costs in the cost of goods sold. These distribution costs were $803,792 and $733,357 for the nine months ended September 30, 2005 and 2004, respectively.

Selling, general and administrative expenses increased by $1,034,921, or 38.3%, from $2,704,112 for the nine months ended September 30, 2004 to $3,739,033 for the nine months ended September 30, 2005. The increase was primarily due to the Company's increase in salaries and related payroll taxes of $302,479, professional fees associated with the Company's expanded operations of $200,056, advertising and marketing expenses of $155,598, allowance for doubtful accounts of $100,000, insurance premiums of $96,444 and stock option compensation expense of $34,499 as a result of 750,000 options that were granted to non-employees who provide services to the Company. Selling, general and administrative expenses as a percentage of net sales decreased to 10.2% for the nine months ended September 30, 2005 from 13.4% for the nine months ended September 30, 2004. For the nine months ended September 30, 2005, selling, general and administrative expenses were comprised of the following: $542,635 in selling expenses, $803,792 in distribution costs and $2,392,606 in general and administrative expenses. For the nine months ended September 30, 2004, selling, general and administrative expenses were comprised of the following: $355,222 in selling expenses, $733,357 in distribution costs and $1,615,533 in general and administrative expenses.

Interest expense increased by $258,569, or 319.0%, from $81,052 for the nine months ended September 30, 2004 to $339,621 for the nine months ended September 30, 2005. The increase was primarily due to increased borrowings as well as higher interest rates on bank borrowings during the nine months ended September 30, 2005. The increased borrowing levels were the result of increased sales volume that required higher inventory levels and increased accounts receivable.

YEAR ENDED DECEMBER 31, 2004 AND FOR THE PERIOD FROM AUGUST 11, 2003 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 2003

The following table shows each specified item as a dollar amount and as a percentage of net sales in each fiscal period, and should be read in conjunction with the financial statements included elsewhere in this Information Statement:


                                            YEAR ENDED                FOR THE PERIOD
                                           DECEMBER 31,            AUGUST 11, 2003 TO
                                               2004                  DECEMBER 31,2003
                                           (THOUSANDS)                  (THOUSANDS)
                                         -------------------        ----------------
Net sales                               $ 35,037       100.0%    $ 10,513      100.0%
Cost of goods sold                        31,116        88.8%       9,219       87.7%
                                        --------    --------    ---------   --------
   Gross profit                            3,921        11.2%       1,294       12.3%
Operating Expenses:
  Selling, general and
    administrative expenses                3,919        11.2%       1,077       10.2%
                                        --------    --------    ---------   --------
Income from operations                         2          .0%         217        2.1%
Interest expense                             230          .7%           9         .1%
                                        --------    --------    ---------   --------
Income(loss) before income taxes            (228)        (.7%)        208       2.00%
Income taxes                                  14          .0%          79         .8%
                                        --------    --------    ---------   --------
Net income (loss)                       $   (242)        (.7)%   $    129        1.2%
                                        ========    ========    =========   ========

RESULTS OF OPERATIONS

Net Sales. Net sales for the year ended December 31, 2004 were $35,036,991. From January 1, 2004 to August 10, 2004 net sales were $15,605,584. From August 11, 2004 to December 31, 2004 net sales were $19,431,407, as compared to net sales of $10,513,231 for the period from August 11, 2003, the date of commencement of operations, to December 31, 2003. The increase in sales for the period beginning August 11, 2004 and ending December 31, 2004 primarily resulted from the sales of new game software (Grand Theft Auto: San Andreas) and PlayStation 2 console hardware.

Cost of Goods Sold. For the year ended December 31, 2004, cost of goods sold totaled $31,116,020. From January 1, 2004 to August 10, 2004 cost of goods sold were $13,339,880, or 14.5% of gross profit. From August 11, 2004 to December 31, 2004 cost of goods sold were $17,776,140, or 8.5% of gross profit, as compared to $9,219,064 or 12.3% of gross profit for the period from August 11, 2003, the date of commencement of operations, to December 31, 2003.

The increase in cost of sales for the period beginning August 11, 2004 and ending December 31, 2004 was primarily due to the lack of Playstation 2 hardware in the marketplace. The lack of hardware resulted in a decrease in demand for game software, which in turn resulted in a decrease in profit margin from game software.

During the fourth quarter of fiscal 2004 the Company conducted its annual physical inventory. The physical inventory resulted in a difference with the perpetual inventory system of approximately $269,000, which was recorded as an expense within cost of goods sold in the accompanying financial statements and resulted in a corresponding 0.8% decrease on our gross profit for the year ended December 31, 2004.

Selling, General and Administrative Expenses. For the year ended December 31, 2004 selling, general and administrative expenses totaled $3,919,071, compared to $1,077,342 for the period from August 11, 2003, the date of commencement of operations, to December 31, 2003. The major components of selling, general and administrative expenses for the year ended December 31, 2004 were: (i) selling expenses, consisting primarily of salaries and commissions and salary related expenses, of $429,112; (ii) shipping and warehouse expenses, consisting primarily of salaries and salary related expenses and freight-out, of $637,773 and $244,610 respectively; and (iii) general and administrative expenses, consisting primarily of salaries and salary - related expenses of $1,335,142, and insurance, consulting fees, professional fees and rent of $698,127. Included in professional fees are one time expenses of $163,000.

Interest expense for the year ended December 31, 2004 totaled $229,844, compared to $9,009 for the period from August 11, 2003, the date of commencement of operations, to December 31, 2003. Interest expense relates to the note payable-bank and factor arrangements described below under Liquidity and Capital Resources.

LIQUIDITY AND CAPITAL RESOURCES

For the nine months ended September 30, 2005 net cash used in operating activities was $231,939. Net cash used in operations for the nine months ended September 30, 2005 consisted of a net loss of $243,260 and included the following changes in operating assets and liabilities: a decrease in accounts receivable of $187,490 offset by an increase in inventory of $603,628, an increase in due from vendors of $324,300 and an increase in accounts payable of $487,683. The increases were the result of increased sales volume that required higher inventory levels.

Net cash used in investing activities for the nine months ended September 30, 2005 was $89,172, which was primarily used for the purchase of equipment.

Net cash provided by financing activities for the nine months ended September 30, 2005 was $198,599 which primarily consisted of net proceeds on our note payable to bank of $237,512.

For the nine months ended September 30, 2004 net cash used in operating activities was $2,297,858. Net cash used in operations for the nine months ended September 30, 2004 consisted of net income of $40,244 and included the following changes in operating assets and liabilities: an increase in accounts receivable of $808,020, a decrease in accounts payable of $2,360,738, and an increase in amount due to factor of $1,435,304, due to advances taken during the period.

Net cash used in investing activities for the nine months ended September 30, 2004 was $68,857, which was primarily used for the purchase of equipment.

Net cash provided by financing activities for the nine months ended September 30, 2004 was $2,676,354, which consisted of gross proceeds of $4,000,000 from the PPO and payments of issuance costs and Essential pre-acquisition liabilities of $200,500 and $915,329, respectively.

For the year ended December 31, 2004 net cash used in operating activities was $5,181,707. Net cash used in operations for the year ended December 31, 2004 consisted of a net loss of $241,749 and included the following changes in operating assets and liabilities: an increase in accounts receivable of $3,216,014, an increase in inventory of $972,128 a decrease in accounts payable of $1,889,677 and a decrease in amount due to factor of $1,283,854.

Net cash used in investing activities for the year ended December 31, 2004 was $987,330, of which $68,952 was used for the purchase of equipment and $915,329 was used for the payment of Essential's pre-acquisition liabilities.

Net cash provided by financing activities for the year ended December 31, 2004 was $5,732,789 which consisted primarily of gross proceeds of $4,000,000 from the Offering, less payments of issuance costs of $200,500, payments of merger expenses of $111,963, repayment of long term obligations of $271,624, payment of deferred financing costs of $50,000 and net proceeds on our note payable to bank of $2,366,876.

In December 2003, AllianceCorner entered into a factoring arrangement with Rosenthal & Rosenthal, Inc. ("Rosenthal"), a commercial factor. As set forth in the next paragraph, this factoring arrangement was replaced with a Financing Agreement on November 11, 2004. Under the factoring arrangement as in effect through November 11, 2004, the Company sold a substantial portion of its trade receivables up to maximum credit limits established by the factor for each individual account. Receivables sold in excess of these limitations were subject to recourse in the event of non-payment by the customer. The Company paid interest at the prime lending rate plus 1.5% for advances made prior to the collection of the factored accounts receivable. Substantially all of the Company's assets were pledged as collateral under the factoring agreement. The Company was required to maintain a specified level of net worth, as defined.

On June 29, 2004 the Company received $2,884,171 in net proceeds from the sale of 1,124,767 shares of Series A 6% Convertible Non-Redeemable Preferred Shares of Essential ("Series A 6% Preferred Shares) in a private placement (the "Offering"). At the same time, substantially all outstanding debt of the Company was extinguished through either conversion into an aggregate of 452,202 shares of Series A 6% Preferred Shares or through cash payments.

The Company has entered into a financing agreement with Rosenthal & Rosenthal, Inc. ("Rosenthal") dated November 11, 2004 and amended on November 1, 2005 (the "Agreement"). Under the Agreement, Rosenthal may in its discretion lend to the Company up to $10,000,000, which is the maximum credit under the facility, based on eligible inventory and receivables. All borrowings are due on demand, are secured by substantially all of the assets of the Company and are subject to the Company's compliance with certain financial covenants. The Company's CEO and the Company's President have signed limited guaranties in respect of borrowings under the Agreement.

The amendment dated November 1, 2005 among other things increased the maximum credit under the facility from $5,000,000 to $10,000,000 and reduced the interest rate on borrowings by 0.5%.

The Agreement terminates November 30, 2007 unless terminated by Rosenthal on 30 days' notice. Interest accrues on outstanding borrowings at the prime rate (but not less than 4.75%) plus 1.5%. At September 30, 2005, the interest rate on borrowings outstanding was 8.75%. In addition, the Company will pay the lender on each anniversary date an annual fee of 1% of the maximum credit which is amortized over one year, and a monthly administrative fee of $1,000. The financing expense for the annual fee recorded for the three and nine months ended September 30, 2005 amounted to $12,500 and $37,500, respectively. At September 30, 2005, the principal amount outstanding under the facility was $2,604,388.

In connection with the Agreement, the Company issued to Rosenthal a warrant (the "Warrant") to purchase 500,000 shares of common stock at $0.10 per share. The Warrant expires on November 30, 2010. On notice by the Company the Warrants will expire earlier if the closing price of the common stock during a period designated in the Warrants is not less than $0.40 per share. The Warrants may be exercised for cash or on a cashless basis (i.e., by deducting from the number of shares otherwise issuable on exercise a number of shares that have a then market value equal to the exercise price). The Company recorded a deferred financing cost of approximately $60,000 in the fourth quarter 2004, representing the fair value of the warrants, which will be amortized over the life of the financing agreement of three years. The financing expense recorded for the three and nine months ended September 30, 2005 amounted to $4,500 and $13,500, respectively.

Under the terms of the Agreement, the Company is required to maintain a specified level of net worth, working capital and debt ratios as defined. In May 2005, Rosenthal informed the Company that it did not comply with a financial covenant under the Agreement for the fourth quarter of 2004. Rosenthal has provided a waiver for this failure to comply. In addition, for the first and second quarter of 2005, the Company did not comply with certain financial covenants for which Rosenthal has also provided waivers. On October 31, 2005, the Company and Rosenthal agreed to amend the covenants, effective September 30, 2005. Based upon this amendment, the Company was in compliance with all of its covenants at September 30, 2005.

The Company believes that it will have sufficient liquidity for the next twelve months and the foreseeable future. However, the Company would be materially and adversely affected if Rosenthal demands payment of these borrowings under the Agreement and the Company is unable to refinance these borrowings.

CRITICAL ACCOUNTING POLICIES

Certain of the Company's accounting policies require the application of significant judgment by management in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. These judgments are based on historical experience, observation of trends in the industry, information provided by customers and information available from other outside sources, as appropriate. Critical accounting policies include:

Revenue Recognition - The Company recognizes sales upon shipment of products to customers as title and risk of loss pass upon shipment and collectibility is reasonably assured. Provisions for estimated uncollectible discounts and rebates to customers, estimated returns and allowances and other adjustments are provided for in the same period the related sales are recorded. While such amounts have been within expectations and the provisions established, the Company cannot guarantee that it will continue to experience the same rates as in the past.

Accounts Receivable - Accounts Receivable as shown on the Balance Sheet are net of allowances and anticipated discounts. The Company establishes credit terms for new clients based upon management's review of their credit information and projects terms, performs ongoing credit evaluations of its customers, adjusting credit terms when management believes appropriate based upon payment history and an assessment of their current credit worthiness. The allowance for doubtful accounts is determined through analysis of the aging of accounts receivable at the date of the financial statements for estimated losses resulting from the inability of its clients to make required payments. The Company determines this allowance by considering a number of factors, including the length of time trade accounts receivable are past due, previous loss history, estimate of the client's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. While credit losses have generally been within expectations and the provisions established, the Company cannot guarantee that credit loss rates in the future will be consistent with those experienced in the past. In addition, the Company has credit exposure if the financial condition of one of its major clients were to deteriorate. In the event that the financial condition of its clients were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be necessary. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. The Company increased its allowance for doubtful accounts by $100,000 during the first quarter of 2005 and maintains a balance of approximately $133,000 at September 30, 2005.

Inventories - Inventory is stated at the lower of cost or market, cost being determined on the average cost basis. Write-downs for slow moving and aged merchandise are provided based on historical experience and current product demand. The Company evaluates the adequacy of the write-downs quarterly. While write-downs have been within expectations and the provisions established, the Company cannot guarantee that it will continue to experience the same level of write-downs as in the past.

                              LONG TERM OBLIGATIONS

The following table represents certain contractual commitments associated with operating agreements, obligations to financial institutions and other long-term debt obligations as of December 31, 2004:


                                          Payment Due by Period (in thousands)
                          -----------------------------------------------------------------
                                           Less than 1                               Over
                             Total            Year        1-3 Years    4-5 Years    5 Years
                          ------------     -----------    ---------    ---------    -------
 Long-term Obligations    $         60     $        28    $      32           --         --
 Long-term Obligations
 interest                            2               1            1           --         --
 Lease Commitments                 991             178          371          202        240
 Line of credit                  2,367           2,367           --           --         --
 Line of credit
 interest                          194             194           --           --         --
                          ------------    ------------    ---------    ---------    -------
 Totals                   $      3,614    $      2,768   $      404          202        240
                          ============    ============    =========    =========    =======

Long-term obligations consist of a notes payable in monthly installments of approximately $1,200 through September 2008, including interest at varying rates up to 5.5%, secured by related equipment with a carrying value of approximately $49,000 and future payments of $38,203. Also, includes capital lease obligations payable in various monthly installments of approximately $1,400 through June 2006, including interest at 5.5%, secured by related equipment with a carrying value of approximately $26,000 and future payments of $22,843.

The Company leases showroom, office and warehouse space under operating leases expiring from 2008 through 2013. Lease commitments include future minimum lease payments, excluding escalation charges.

"Line of credit" in the table is shown as a less than one year obligation because the lending bank may demand payment at any time. Interest on outstanding borrowings is payable at a variable rate per annum, equal to the prime rate (but not less than 4.75%) plus 2.00%. "Line of credit interest" in the table assumes that the principal amount outstanding on the line is paid in full on December 31, 2005, that the principal amount to be repaid on that date will be $2,366,876, and assumes that the average prime rate will be 8.19%, average prime rate of 6.19% plus 2%. The prime rate was 5.25% as of December 31, 2004.

                       SUPPLEMENTARY FINANCIAL INFORMATION

Unaudited quarterly financial information for the nine months ended September 30, 2005, and for the fiscal years ended 2004 and 2003 is set forth in the table below:

===============================================================================================
                                        FIRST          SECOND           THIRD         FOURTH
NINE MONTHS ENDED SEPTEMBER 30, 2005   QUARTER        QUARTER          QUARTER        QUARTER
                                    ------------    ------------    ------------   ------------
Net sales                           $ 10,888,835    $ 12,224,803    $ 13,565,841       N/A
Gross profit                        $  1,242,337    $  1,070,511    $  1,530,994
Net income (loss) available to
common stockholders                 $   (129,678)   $   (335,803)   $    222,223

Basic earnings (loss) per share     $         --    $      (0.01)   $         --
Weighted average common
shares outstanding-basic              46,417,098      46,417,098      46,417,098

Diluted earnings (loss) per share   $         --    $      (0.01)   $         --
Weighted average common
shares outstanding-diluted            46,417,098      46,417,098      49,122,008


===============================================================================================
                                        FIRST          SECOND          THIRD         FOURTH
FISCAL 2004                            QUARTER         QUARTER        QUARTER       QUARTER
                                    ------------    ------------    ------------   ------------

Net sales                           $  7,299,641    $  5,976,377    $  6,924,181   $ 14,836,792
Gross profit                        $  1,099,020    $    799,780    $    957,775   $  1,064,396
Net income (loss) available to
common stockholders                 $    139,136    $    (56,611)   $   (149,100)  $   (339,705)

Basic earnings (loss) per share     $       0.01    $         --    $         --   $      (0.01)
Weighted average common
shares outstanding - basic            24,679,997      24,909,581      45,572,098     46,353,742

Diluted earnings (loss) per share   $       0.01    $         --    $         --   $      (0.01)
Weighted average common
shares outstanding-diluted            24,679,997      24,909,581      45,572,098     46,353,742

===============================================================================================
                                       FIRST           SECOND           THIRD        FOURTH
FISCAL 2003  *                        QUARTER          QUARTER         QUARTER       QUARTER
                                    ------------    ------------    ------------   ------------

Net sales                               N/A              N/A        $    352,710   $ 10,160,521
Gross profit                                                        $     18,526   $  1,275,641
Net income (loss) available to
common stockholders                                                 $    (56,515)  $    256,331

Basic earnings (loss) per share                                     $         --   $       0.01
Weighted average common
shares outstanding-basic                                              24,679,997     24,679,997

Diluted earnings (loss) per share                                   $         --   $       0.01
Weighted average common
shares outstanding-diluted                                            24,679,997     24,679,997

----------
*     Company commenced operations on August 11, 2003

The sum of the quarterly net earnings per share amounts may not equal the full-year amount since the computations of the weighted average number of common-equivalent shares outstanding for each quarter and the full year are made independently.

                       Pro Forma Financial Information

     Unaudited Pro Forma Combined Financial Information

The accompanying unaudited pro forma combined statement of operations for the year ended December 31, 2004 and for the nine months ended September 30, 2005 give effect to the following events as if each had occurred on January 1, 2004. The unaudited pro forma balance sheet gives effect to the following events as if each had occurred on September 30, 2005:

      o The sale of $55 million of preferred stock that accrues dividends at 3% -- Stockholders should note that, as set forth earlier in this Information Statement, the Company has no commitment for any equity financing, and the terms of any securities that are issued in any financing may differ materially from the terms assumed here for the purpose of the unaudited pro forma information;

      o The anticipated application of the estimated net proceeds from the issuance of these securities primarily for the cash portion of the purchase price payable by the Company for the acquisition of FESCO and for related expenses;

      o The issuance of $7.5 million of preferred stock that accrues dividends at 3% to the Sellers as the equity portion of the purchase price payable by the Company for the acquisition of FESCO based on an assumed minimum purchase price of $70 million; and

      o The issuance of $12.5 million 3-year subordinated promissory notes (the "Acquisition Notes") as the note portion of the purchase price payable by the Company for the acquisition of FESCO.

The acquisition of FESCO will be accounted for using the purchase method of accounting. Under the purchase method of accounting, the amount by which the purchase price exceeds the assets acquired, is allocated to intangible assets which includes amortizable customer lists and covenants not to compete and unamortizable goodwill. Pending analysis after the closing, the Company has for the purpose of the pro forma statements estimated that 30% of the amount by which the purchase price exceeds the assets acquired will be allocable to amortizable intangible assets and that the balance will be allocable to goodwill. The Company's analysis may result in differences from these estimates and in the pro forma amounts reflected in the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements are based on assumptions that the Company believes are reasonable under the circumstances. They are not necessarily indicative of our future financial position or results of operations that would have actually occurred had the acquisition of FESCO taken place as of the dates or for the periods presented.

                        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                    YEAR ENDED DECEMBER 31, 2004
                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                     PRO FORMA          PRO FORMA
                                      ALLIANCE         FESCO        ADJUSTMENTS          COMBINED
                                    ------------    ------------    ------------       ------------
Net sales                           $     35,037    $    132,038    $         --       $    167,075

Cost of goods sold                        31,116         116,802              --            147,918
                                    ------------    ------------    ------------       ------------
Gross profit                               3,921          15,236              --             19,157

Selling, general and
administrative expenses                    3,919           6,084             469    (1)      13,980
                                                                           3,508    (2)
                                    ------------    ------------    ------------       ------------
Income from operations                         2           9,152          (3,977)             5,177

Interest expense, net                        230             210             668    (3)       1,108
                                    ------------    ------------    ------------       ------------

Income (loss) before provision
 for income tax                             (228)          8,942          (4,645)             4,069

Provision for income taxes                    14             611           1,003    (4)       1,628
                                    ------------    ------------    ------------       ------------
Net income (loss)                           (242)          8,331          (5,648)             2,441

Preferred stock dividends                    164              --           1,875    (5)       2,039
                                    ------------    ------------    ------------       ------------
Net income (loss) available to
 common share                       $       (406)   $      8,331    $     (7,523)      $        402
                                    ============    ============    ============       ============

Net income (loss) per share - basic $      (0.01)                                      $       0.01

Net income (loss) per share -
  diluted                           $      (0.01)                                      $       0.01

Shares used in the calculation of
 income (loss) per share:
  Basic                               35,623,457                                         35,623,457

  Diluted                             35,623,457                                    (6)  35,873,457


See accompanying notes to Unaudited Pro Forma Combined Financial Statements

                        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                NINE MONTHS ENDED SEPTEMBER 30, 2005
                          (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                      PRO FORMA         PRO FORMA
                                      ALLIANCE         FESCO         ADJUSTMENTS         COMBINED
                                    ------------    ------------    ------------       ------------
Net sales                           $     36,679    $     90,862    $         --       $    127,541

Cost of goods sold                        32,835          79,812              --            112,647
                                    ------------    ------------    ------------       ------------
Gross profit                               3,844          11,050              --             14,894

Selling, general and administrative
  expenses                                 3,739           3,844             352    (7)      10,566
                                                                           2,631    (8)
                                    ------------    ------------    ------------       ------------
Income from operations                       105           7,206          (2,983)             4,328

Interest expense (income), net               340            (156)            650    (9)         834
                                    ------------    ------------    ------------       ------------
Income (loss) before provision for
  income tax                                (235)          7,362          (3,633)             3,494

Provision for income taxes                     8             489             901   (10)       1,398
                                    ------------    ------------    ------------       ------------
Net income (loss)                           (243)          6,873          (4,534)             2,096

Preferred stock dividends                     --              --           1,406   (11)       1,406
                                    ------------    ------------    ------------       ------------
Net income (loss) available to
  common share                      $       (243)   $      6,873    $     (5,940)      $        690
                                    ============    ============    ============       ============

Net income (loss) per share - basic $      (0.01)                                      $       0.01

Net income (loss) per share -
  diluted                           $      (0.01)                                      $       0.01

Shares used in the calculation of
 income (loss) per share:
  Basic                               46,417,098                                         46,417,098

  Diluted                             46,417,098                                   (12)  46,679,003


See accompanying notes to Unaudited Pro Forma Combined Financial Statements

                                        UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                    SEPTEMBER 30, 2005
                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                              PRO FORMA         PRO FORMA
                                                              ALLIANCE          FESCO        ADJUSTMENTS        COMBINED
                                                             ------------    ------------    ------------      -----------

                       Assets
Current Assets:
Cash                                                         $         98    $        293    $     50,855 (13) $     1,096
                                                                                                  (50,150)(15)
Accounts receivable, net of allowance for doubtful accounts         3,083           8,023                           11,106
Inventory                                                           4,472          15,742                           20,214
Marketable securites                                                   --              48                               48
Due from vendors                                                      358              --                              358
Prepaid expenses and other current assets                             191             109             (41)(15)         259
Prepaid pension costs                                                  --              66                               66
Due from related parties:
  Mortgage note                                                        --           4,500          (4,500)(14)          --
  Other receivables                                                    --           2,255          (2,255)(14)          --
                                                             ------------    ------------    ------------      -----------
     Total current assets                                           8,202          31,036          (6,091)     $    33,147

Property and equipment, net                                           402             659                            1,061
Other assets                                                           76             211                              287
Intangible assets                                                      --              --          17,538 (15)      17,538
Goodwill                                                               --              --          40,921 (15)      40,921
                                                             ------------    ------------    ------------      -----------
                                                             $      8,680    $     31,906    $     52,368      $    92,954
                                                             ============    ============    ============      ===========

        Liabilities and Stockholders' Equity

Current Liabilities:
Notes payable-bank                                           $      2,605           6,800                            9,405
Current portion of Acquisition notes                                   --              --           4,167 (15)       4,167
Accounts payable                                                    3,062           4,723                            7,785
Current portion of long term obligations                               23               3                               26
Accrued expenses and other current liabilities                        153             733                              886
Customer prepayments                                                   --              95                               95
Income taxes payable                                                   --           1,061                            1,061
Due to related party                                                   --             103            (103)(14)          --
Due to stockholders                                                    --           4,573          (4,573)(14)          --
                                                             ------------    ------------    ------------      -----------
     Total current liabilities                                      5,843          18,091            (509)          23,425

Long term obligations                                                  15               4                               19
Deferred lease obligation                                              24              --                               24
Acquisition notes                                                      --              --           8,333 (15)       8,333

Stockholders' equity:
Series A Convertible Non-Redeemable Preferred Stock,
   $.001 par value, Authorized, 8,672,020 shares;
   issued and outstanding, 403,335 shares                              --              --              --               --

Preferred Stock, $.001 par value, Authorized, 62,500 shares;
   issued and outstanding, 62,500 shares                               --              --              --               --

Common Stock, $.001 par value, Authorized, 100,000,000 shares;
   issued and outstanding 46,417,098 shares                            46              60             (60)(15)          46

Additional paid-in capital                                          3,202             118          50,855 (13)      61,557
                                                                                                    7,382 (15)
Retained earnings (accumulated deficit)                              (450)         13,600          (2,079)(14)        (450)
                                                                                                  (11,521)(15)
Accumulated other comprehensive income                                 --              33             (33)(15)          --
                                                             ------------    ------------    ------------      -----------
     Total stockholders' equity                                     2,798          13,811          44,544           61,153
                                                             ------------    ------------    ------------      -----------
                                                             $      8,680    $     31,906    $     52,368      $    92,954
                                                             ============    ============    ============      ===========

See accompanying notes to Unaudited Pro Forma Combined Financial Statements

Notes to Unaudited Pro Forma Combined Financial Statements

Year Ended December 31, 2004 Unaudited Pro Forma Combined Statement of
Operations

(1) Reflects the adjustment of rent expense based on the new lease signed in conjunction with the Acquisition Agreement.

(2) Reflects the adjustment for amortization expense of customer lists and covenants not to compete acquired on the straight-line basis over five years.

(3) Reflects the adjustment of interest expense to give effect to the Acquisition Notes with interest at the rate of 5.34%, average prime rate of 4.34% plus 1%.

(4) Reflects the adjustment of income tax expense to give effect to an effective tax rate of 40%.

(5) Reflects the adjustment of the preferred stock dividend on $62,500,000 of Preferred Stock at 3% assumed to be paid in cash.

(6) Includes the dilutive effect of 500,000 outstanding warrants and does not include any conversions of Preferred Stock.

Nine Months Ended September 30, 2005 Unaudited Pro Forma Combined Statement of Operations

(7) Reflects the adjustment of rent expense based on the new lease signed in conjunction with the Acquisition Agreement.

(8) Reflects the adjustment for amortization expense of customer lists and covenants not to compete acquired on the straight-line basis over five years.

(9) Reflects the adjustment of interest expense to give effect to the Acquisition Notes with interest at the rate of 6.93%, average prime rate of 5.93% plus 1%.

(10) Reflects the adjustment of income tax expense to give effect to an effective tax rate of 40%.

(11) Reflects the adjustment of the preferred stock dividend on $62,500,000 of Preferred Stock at 3% assumed to be paid in cash.

(12) Includes the dilutive effect of 500,000 outstanding warrants and does not include any conversions of Preferred Stock.

Unaudited Pro Forma Combined Balance Sheet as of September 30, 2005

(13) Reflects the sale of $55,000,000 of Preferred Stock, par value $.001, net of Placement Agent commissions of $3.85 million and related expenses of $295.

(14)  To eliminate FESCO assets not acquired and liabilities not assumed.

(15) Alliance's acquisition of FESCO will be accounted for by the purchase method of accounting, pursuant to which the acquisition consideration is allocated among the tangible and intangible assets in accordance with their estimated fair values on the date of acquisition. The acquisition consideration and estimated allocation of the acquisition consideration, which does not reflect any purchase price adjustments based on inventory or intangible valuations are as follows (in thousands):

Acquisition consideration:
  Cash consideration paid                                    $     50,000
  Issuance of Acquisition Notes                                    12,500
  Issuance of $7,500,000 of Preferred Stock                         7,500
  Transaction related fees                                            191
                                                             ------------
  Total acquisition consideration                            $     70,191
                                                             ============

  Net assets acquired                                        $     11,732
  Estimated amount allocated to customer lists and
   covenants not to compete related to the acquisition             17,538
  Estimated goodwill related to the acquisition                    40,921
                                                             ------------
                                                             $     70,191
                                                             ============

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk represents the risk of changes in value of a financial instrument, derivative or non-derivative, caused by fluctuations in interest rates, foreign exchange rates and equity prices. The Company has no financial instruments that give it exposure to foreign exchange rates or equity prices.

The Company's pre-tax earnings and cash flows are exposed to changes in interest rates as all borrowings under its credit facility bear interest at the prime rate (but not less than 4.75%) plus 2.0%. A hypothetical 10% adverse change in such rates would reduce the pre-tax earnings and cash flow for the year ended December 31, 2004 by approximately $16,000 over a one-year period, assuming the borrowing level remains consistent with the outstanding borrowings as of December 31, 2004. The fair value of the borrowings under the credit facility is not affected by changes in market interest rates.

                                APPROVAL REQUIRED

The approval of a majority of the outstanding stock entitled to vote on the Record Date was necessary to approve the proposed amendment. As of the Record Date there were issued and outstanding 47,368,756 shares of Common Stock and 346,663 Series A Preferred Shares convertible into 5,515,408 shares of common stock for a total of 52,884,164 shares eligible to vote. Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders. Each Series A Preferred Share is convertible into 15.91 shares of common stock (on a pre 2006 Reverse Stock Split basis), votes with the common stock as one class on as converted basis, and otherwise ranks equally with the common stock on a pari passu as converted basis. As discussed above, stockholders and a proxy holder with voting authority for stock representing 32,565,220 shares, out of a total of 52,884,164 shares entitled to vote, or approximately 62%, of the Company's total voting power, have consented in writing to the proposed amendment to the Certificate of Incorporation. The Company does not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

                      Documents Incorporated by Reference

Information on "Changes In and Disagreements With Accountants on Accounting and Financial Disclosure" is incorporated herein by reference to the Company's report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2004.

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       ALLIANCE DISTRIBUTORS HOLDING INC.


Alliance Distributors Holding Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1. This Certificate of Amendment to the Certificate of Incorporation of the Corporation has been duly adopted pursuant to the provisions of Section 242 of the Delaware General Corporation Law.

2. Article Four (a) of the Certificate of Incorporation is amended to read in its entirety as follows:

            "(a) The total number of shares of stock which the Corporation shall have the authority to issue is [_____] shares of Common Stock, par value $.001 per share ("Common Stock"), and 10,000,000 shares of Preferred Stock, par value $.001 per share ("Preferred Stock").

IN WITNESS WHEREOF, said Alliance Distributors Holding Inc. has caused this certificate to be signed by its Chief Executive Officer this day of [________], 200[ ].

Alliance Distributors Holding Inc.


By:___________________________________
   Jay Gelman, Chief Executive Officer

                                                                       EXHIBIT B

                                      INDEX

ALLIANCE DISTRIBUTORS HOLDING INC. (FORMERLY ESSENTIAL REALITY, INC.)

Report of Independent Registered Public Accounting Firm                   F - 1

Balance Sheet as of December 31, 2004                                     F - 2

Statements of Operations for the year ended December 31, 2004 and for the Period from May 9, 2003 (Inception) to
  December 31, 2003                                                       F - 3

Statements of Stockholders' Equity for the year ended
  December 31, 2004 and for the Period from May 9, 2003
  (Inception) to December 31, 2003                                        F - 4

Statements of Cash Flows for the year ended December 31, 2004 and for the Period from May 9, 2003 (Inception) to
  December 31, 2003                                              F - 5 to F - 6

Notes to Financial Statements                                    F - 7 to F - 15

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholders
Alliance Distributors Holding Inc.
(Formerly Essential Reality, Inc.)

We have audited the accompanying balance sheet of Alliance Distributors Holding Inc. (formerly Essential Reality, Inc.) as of December 31, 2004, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2004 and the period from May 9, 2003 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Distributors Holding Inc. (formerly Essential Reality, Inc.) as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004 and the period from May 9, 2003 (inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
March 9, 2005

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                       (FORMERLY ESSENTIAL REALITY, INC.)
                                  Balance Sheet
                                December 31, 2004


                                     ASSETS

Current assets:
    Cash                                                         $      220,605
    Accounts receivable, net of allowance for doubtful
      accounts of approximately $37,000                               3,370,559
    Inventory                                                         3,868,335
    Due from vendors                                                     34,248
    Prepaid expenses and other current assets                           177,441
                                                                 --------------
                Total current assets                                  7,671,188

Property and equipment, net                                             409,374

Other assets                                                             76,800
                                                                 --------------
                                                                 $    8,157,362
                                                                 ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Note payable-bank                                            $    2,366,876
    Accounts payable                                                  2,574,642
    Current portion of long term obligations                             28,056
    Accrued expenses and other current liabilities                      114,212
                                                                 --------------
                Total current liabilities                             5,083,786

Long term obligations                                                    31,788

Deferred lease obligation                                                17,597

Commitments and contingencies

Stockholders' equity:
    Series A Convertible Non-Redeemable Preferred Stock,
      $.001 par value - Authorized, 8,833,334 shares;
      issued and outstanding, 564,649 shares                                564

    Common stock, $.001 par value - Authorized, 100,000,000
      shares; Issued and outstanding 43,850,740, shares                  43,851

    Additional paid-in capital                                        3,186,240
    Accumulated deficit                                                (206,464)
                                                                 --------------
                Total stockholders' equity                            3,024,191
                                                                 --------------
                                                                 $    8,157,362
                                                                 ==============

See notes to financials statements.

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                       (FORMERLY ESSENTIAL REALITY, INC.)
                            Statements of Operations
                    For the Year Ended December 31, 2004 and
        For the Period from May 9, 2003 (Inception) to December 31, 2003

                                                       2004              2003
                                                  --------------    --------------
Net sales                                         $   35,036,991    $   10,513,231

Cost of goods sold                                    31,116,020         9,219,064
                                                  --------------    --------------
Gross profit                                           3,920,971         1,294,167

Selling, general and administrative expenses           3,919,071         1,077,342
                                                  --------------    --------------
Income from operations                                     1,900           216,825

Interest expense                                         229,844             9,009
                                                  --------------    --------------

Income (loss) before provision for income taxes         (227,944)          207,816

Provision for income taxes                                13,805             8,000
                                                  --------------    --------------
Net income (loss)                                       (241,749)          199,816

Preferred stock dividends                                164,531                --
                                                  --------------    --------------
Net loss available to common shareholders         $     (406,280)   $      199,816
                                                  ==============    ==============
Net income (loss) per share - Basic and diluted   $         (.01)   $          .01
                                                  ==============    ==============

Basic and diluted weighted-average
  common shares outstanding                           35,873,457        24,679,997
                                                  ==============    ==============

See notes to financial statements.

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                        (FORMERLY ESSENTIAL REALITY, INC)
                       Statements of Stockholders' Equity
                      For the Year Ended December 31, 2004
      and For the Period from May 9, 2003 (Inception) to December 31, 2003

                                            Preferred Stock A                Preferred Stock B                 Common Stock
                                       ----------------------------    ----------------------------    -----------------------------
                                          Shares          Amount          Shares          Amount          Shares          Amount
                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance, May 9, 2003 (Inception)                 --    $         --              --    $         --              --    $         --

Issuance of common stock                        300             300

Additional capital contribution                  --              --              --              --              --              --

Net income                                       --              --              --              --              --              --

                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance, January 1, 2004                         --              --              --              --             300             300

Exchange of Alliance
  shares for Essential shares                    --              --       1,551,314           1,551            (300)           (300)

Essential shareholders' shares
  prior to reverse acquisition                   --              --              --              --         422,457             422

Issuance of shares in exchange
  for Essential debt and Essential's
  debt and liabilities assumed              452,202             452              --              --          77,543              78

Proceeds from PPO, net of
  cash issuance costs                     1,124,767           1,125              --              --              --              --

Shares issued to placement
  agent of PPO, net of merger
  expenses of $385,000                      108,146             108              --              --              --              --

Preferred stock dividend                     46,200              46              --              --              --              --

Conversion of Preferred Stock B
  into common stock                              --              --      (1,551,314)         (1,551)     24,679,997          24,680

Conversion of Preferred Stock A
  into common stock                      (1,166,666)         (1,167)             --              --      18,560,743          18,561

Shares issued to settle common
  stock liability                                --              --              --              --         110,000             110

Warrants issued to lender                        --              --              --              --              --              --

Merger expenses and registration
  fees                                           --              --              --              --              --              --

Net loss                                         --              --              --              --              --              --
                                       ------------    ------------    ------------    ------------    ------------    ------------
Balance, December 31, 2004                  564,649    $        564              --    $         --      43,850,740    $     43,851
                                       ============    ============    ============    ============    ============    ============

                                                         Retained
                                        Additional       Earnings          Total
                                          Paid In      (Accumulated    Stockholders'
                                          Capital         Deficit)        Equity
                                       ------------    ------------    ------------
Balance, May 9, 2003 (Inception)       $         --    $         --    $         --

Issuance of common stock                         --              --             300

Additional capital contribution             435,715              --         435,715

Net income                                       --         199,816         199,816
                                       ------------    ------------    ------------
Balance, January 1, 2004                    435,715         199,816         635,831

Exchange of Alliance
  shares for Essential shares                (1,251)             --              --

Essential shareholders' shares
  prior to reverse acquisition                 (422)             --              --

Issuance of shares in exchange
  for Essential debt and Essential's
  debt and liabilities assumed           (1,068,428)             --      (1,067,898)

Proceeds from PPO, net of
  cash issuance costs                     3,798,375              --       3,799,500

Shares issued to placement
  agent for PPO, net of merger
  expenses of $385,000                         (108)             --              --

Preferred stock dividend                    164,485        (164,531)             --

Conversion of Preferred Stock B
  into common stock                         (23,129)             --              --

Conversion of Preferred Stock A
  into common stock                         (17,394)             --              --

Shares issued to settle common
  stock liability                            32,090              --          32,200

Warrants issued to lender                    60,000              --          60,000

Merger expenses and registration
  fees                                     (193,693)             --        (193,693)

Net loss                                         --        (241,749)       (241,749)
                                       ------------    ------------    ------------
Balance, December 31, 2004             $  3,186,240    $   (206,464)   $  3,024,191
                                       ============    ============    ============

See notes to financial statements

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                       (FORMERLY ESSENTIAL REALITY, INC.)
                            Statements of Cash Flows
                    For the Year Ended December 31, 2004 and
        For the Period from May 9, 2003 (Inception) to December 31, 2003

                                                                 2004             2003
                                                            --------------    --------------
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
    Net income (loss)                                       $     (241,749)   $      199,816
    ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
      NET CASH PROVIDED BY (USED IN)
      OPERATING ACTIVITIES:
        Deferred rent                                               13,359             4,236
        Depreciation and amortization                               82,950            26,928
        Bad Debt expense                                            27,050            10,000
        Interest amortization of deferred financing costs           10,833                --
    CHANGES IN ASSETS AND LIABILITIES:
         (Increase) decrease in assets
           Accounts receivable                                  (3,216,014)         (190,864)
           Due from factor                                       1,283,854        (1,283,854)
           Inventory                                              (972,128)          203,419
           Due from vendors                                        (19,848)          (14,400)
           Prepaid expenses and other current assets               (64,185)          (42,074)
         Increase (decrease) in liabilities
           Accounts payable                                     (1,889,677)        1,500,465
           Accrued expenses and other current
             liabilities                                          (195,241)          187,900
                                                            --------------    --------------
        Net cash provided by (used in)
          operating activities                                  (5,181,707)          601,752
                                                            --------------    --------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
    Purchase of property and equipment                             (68,952)         (130,044)
    Increase in other assets                                        (3,049)          (18,334)
    Payments for pre-acquisition liabilities                      (915,329)               --
                                                            --------------    --------------
    Net cash used in investing activities                         (987,330)         (148,378)
                                                            --------------    --------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
    Proceeds from sale of securities                             4,000,000                --
    Proceeds from note payable - bank                           10,018,726                --
    Repayments of note payable - bank                           (7,651,850)               --
    Payments for issuance costs                                   (200,500)               --
    Payments for merger costs                                     (111,963)               --
    Repayment of long-term obligations                            (271,624)          (11,827)
    Capital contribution                                                --           200,000
    Proceeds from notes payable                                         --            15,306
    Payment of deferred financing costs                            (50,000)               --
                                                            --------------    --------------
        Net cash provided by financing activities                5,732,789           203,479
                                                            --------------    --------------
NET INCREASE (DECREASE) IN CASH                                   (436,248)          656,853

CASH, beginning of period                                          656,853                --
                                                            --------------    --------------
CASH, end of year                                           $      220,605    $      656,853
                                                            ==============    ==============

See notes to financial statements

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                       (FORMERLY ESSENTIAL REALITY, INC.)
                      Statements of Cash Flows (Continued)
                    For the Year Ended December 31, 2004 and
        For the Period from May 9, 2003 (Inception) to December 31, 2003

                                                                2004             2003
                                                           --------------   --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Interest paid                                          $      148,413   $        4,009
                                                           ==============   ==============
    Income tax paid - S Corporation related taxes          $       19,222   $           --
                                                           ==============   ==============
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES
 Inventory financed by accounts payable                    $           --   $    3,099,626
                                                           ==============   ==============

 Fair market value of property and equipment contributed   $           --   $      276,138
 Capitalized lease obligations assumed                     $           --          (27,277)
 Notes payable assumed                                     $           --          (12,896)
                                                           --------------   --------------
 Net capital contributed                                   $           --   $      236,015
                                                           ==============   ==============

 Equipment acquired under capital lease obligations        $           --   $       17,444
                                                           ==============   ==============
 Equipment financed by note payable                        $           --   $       26,674
                                                           ==============   ==============
Issuance of Series A 6% Preferred Stock
  to placement agent                                       $      385,000   $           --
                                                           ==============   ==============

Pre-acquisition liabilities assumed                        $    1,067,898   $           --
                                                           ==============   ==============
 Series A 6% Preferred Stock dividend paid in-kind         $      164,531   $           --
                                                           ==============   ==============
Merger and registration costs accrued and in accounts
  payable                                                  $       81,730   $           --
                                                           ==============   ==============

Issuance of common stock to settle liability               $       32,200   $           --
                                                           ==============   ==============

Issuance of warrants to lender                             $       60,000   $           --
                                                           ==============   ==============

See notes to financial statements

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                       (FORMERLY ESSENTIAL REALITY, INC.)
                          Notes to Financial Statements

Note 1 - BASIS OF PRESENTATION, ORGANIZATION AND OTHER MATTERS

Alliance Distributors Holding Inc. (the " Company" or "Alliance"), formerly Essential Reality, Inc., is a wholesale distributor of video games, consoles, peripherals, accessories and software to customers throughout the United States for most key manufacturers and third party publishers in the video game industry.

On June 17, 2004, Essential Reality, Inc, ("Essential") entered into a Share Exchange Agreement (the "Exchange Agreement") with Jay Gelman, Andre Muller and Francis Vegliante, who were the sole shareholders (the "Shareholders") of AllianceCorner Distributors Inc., a privately held, wholesale distributor incorporated in New York ("AllianceCorner"). Alliance had no prior affiliation with Essential and commenced operations in August 2003. Pursuant to the Exchange Agreement, Essential on June 29, 2004 acquired all the outstanding capital stock of AllianceCorner from the Shareholders in exchange for 1,551,314 Series B Convertible Non Redeemable Preferred Shares ("Series B Preferred Shares"). As a result of the acquisition, the business of Alliance is Essential's only business. The transaction was accounted for as a reverse acquisition as of June 30, 2004 and the pre-acquisition financial statements of AllianceCorner are treated as historical financial statements of the combined companies. As the transaction was accounted for as a reverse acquisition into a public shell, no goodwill has been recorded and the costs incurred have been accounted for as a reduction of additional paid-in capital. As a result of the reverse acquisition:
(i) the historical financial statements of Essential for periods prior to the date of the transaction are not presented and (ii) because AllianceCorner is the accounting acquirer, Essential's historical stockholders' equity is not carried forward to the merged company as of June 30, 2004. The net monetary liabilities of Essential assumed in the transaction were approximately $153,000 after payments of approximately $915,000.

The name of AllianceCorner Distributors, Inc. was changed to Alliance Distributors Holding Inc. (d/b/a Alliance Distributors) after the acquisition and Essential does business under that name. The Company operates as a single segment.

AllianceCorner Distributors Inc., whose operations commenced in August 2003, was incorporated as Alliance Partners, Inc. in May 2003 under the laws of the State of New York and financed with $200,000 of equity. In September 2003, the Company admitted a new stockholder, changed its name to AllianceCorner Distributors Inc. and purchased substantially all of the inventory of Corner Distributors, Inc. ("Corner"), a company previously managed by the new stockholder and owned by a relative of the stockholder, for $3,099,626.

NATURE OF BUSINESS

Essential Reality, LLC ("ER, LLC") was formed as Freedom Multimedia, LLC in the state of Delaware on July 9, 1998 and began active operations on June 1, 1999. The Company changed its name to ER, LLC on December 29, 1999. On June 20, 2002, ER, LLC completed a business combination (recapitalization) with JPAL, Inc. ("JPAL"), a Nevada Corporation (the "Transaction") whereby, all of the members of ER, LLC contributed their membership interests in ER, LLC to JPAL in exchange for shares of the JPAL's common stock. Following the Transaction, JPAL changed its name to Essential Reality, Inc.

On November 6, 2003 the Board of Directors of the Company resolved to discontinue the sales of the P5(TM) Unit, a virtual controller, because of the lack of capital and the ability to raise additional funds and resolved to pursue the Exchange Agreement with AllianceCorner.

PRIVATE PLACEMENT OFFERING

As part of the Exchange Agreement with AllianceCorner, Essential was required to raise funds to complete the transaction. Essential offered 1,124,767 shares of Series A 6% Convertible Non Redeemable Preferred Shares (the "Series A Preferred Shares"), through a private placement offering ("PPO"). The PPO resulted in gross proceeds of $4,000,000 and net proceeds to the Company of $3,799,500 less $915,329 for payments of Essential's liabilities. At the same time, substantially all outstanding debt of Essential was extinguished through either conversion into an aggregate of 452,202 Series A Preferred Shares or through cash payments.

Sunrise Securities Corp. ("Sunrise") acted as the placement agent in connection with the PPO and received (a) an $8,500 nonrefundable retainer fee; and (b) a commission consisting of 108,146 shares of Series A Preferred Shares and 5 year warrants due June 29, 2009 to purchase 1,564,096 shares of common stock at an exercise price of $.22. (See Stockholders' Equity section below).

STOCKHOLDERS' EQUITY

Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders. Any Series A Preferred Share or Series B Preferred Share entitles the holder to 15.9090 votes, and votes as one class with the common stock.

In the Exchange Agreement, the Shareholders agreed to vote their Series B Preferred Shares in favor of an amendment to the Company's Articles of Incorporation that would increase the number of authorized shares of common stock from 50,000,000 to 4,400,000,000 (the "Amendment"), and in favor of a simultaneous reverse split of the common stock on the basis of one share for forty-four shares to 100,000,000 authorized shares (the "Reverse Split"). These actions became effective on November 22, 2004 and all share and per share data included in these financial statements have been retroactively adjusted for the split.

The Series A Preferred Shares were entitled to a dividend in kind, upon conversion, accruing at the rate of 6% per annum from June 29, 2004 until the effectiveness of the Amendment, November 22, 2004. The Company issued 46,200 additional shares of Series A that converted into 735,000 shares of common stock and recorded a preferred dividend in the amount of $164,531.

The adoption of the Amendment and the Reverse Split resulted in the automatic conversion of each Series A Preferred Share and each Series B Preferred Share into 15.91 shares of common stock. However, Series A Preferred Shares owned by a holder were not to be converted into common stock if and so long as a result of conversion the holder would beneficially own in excess of 4.999% or 9.999% of the issued and outstanding shares, respectively. Any Series A Preferred Shares not converted into the Company's common stock due to the operation of this restriction (the "4.999% Restriction") will no longer be entitled to the 6% dividend referred to above.

As of December 31, 2004, the Series A Preferred Shares were converted into 18,560,743 shares of common stock and the Series B Preferred Shares were converted into 24,679,997 shares of common stock so that there was a total of 43,850,740 issued and outstanding shares of common stock. The warrant issued to Sunrise Securities Corp. is exercisable into 1,564,096 shares of common stock.

The shares of the Company's common stock issued as a result of the conversion on November 22, 2004, the common stock underlying the Series A Preferred Shares and the warrants were entitled to registration rights and the Company filed Form SB-2 on December 23, 2004.

After giving effect to the transactions contemplated by the Exchange Agreement, the Reverse Split and the PPO and to the conversion of all Series A Preferred Shares and Series B Preferred Shares, but not giving effect to warrants issued to the Placement Agent in connection with the PPO and to the 4.999% Restriction, the former shareholders of Alliance collectively own 24,679,997 shares of common stock, or approximately 48% of the outstanding common stock of the Company, investors in the PPO own approximately 18,685,005 shares of common stock , or approximately 36% of the outstanding common stock of the Company, investors converting outstanding debt of Essential in the PPO own 6,135,007 shares of common stock, or approximately 12% of the outstanding common stock of the Company, the Placement Agent owns 1,720,505 shares of common stock, or approximately 3% of the outstanding common stock of the Company and shareholders who owned Essential shares prior to the PPO own approximately 500,000 shares of common stock, or approximately 1% of the outstanding common stock of the Company. Investors in the PPO paid the equivalent of $.22 per share.

Certain holders of Series A Preferred Shares (the "Proxy Grantors") have granted to Jay Gelman an irrevocable proxy (the "Voting Proxy") to vote 544,591 Series A Preferred Shares which includes the 6% stock dividend issued on November 22, 2004 owned by them and any shares of common stock into which such Series A Preferred Shares are converted. After conversion, the Series A Preferred Shares owned by the Proxy Grantors will be entitled in the aggregate to 8,663,949 votes. Subsequent to December 31, 2004, due to sales of stock by some of the Proxy Grantors, this was reduced to 7,974,326 votes.

The three former Shareholders of Alliance each owned Series B Preferred Shares representing 15.8% of the Company's total voting power (the total number of votes that can be cast by the outstanding common stock, Series A Preferred Shares and Series B Preferred Shares). Mr. Gelman, as of December 31, 2004, based on his Series B Preferred Shares and his voting rights pursuant to the Voting Proxy, had 31.9% of the Company's total voting power. On February 16, 2005 this was 30.66%. The Shareholders in the aggregate as of December 31, 2004 had approximately 63% of the Company's total voting power and control the Company. On March 11, 2005, one of the shareholders sold 4 million shares reducing the voting power to 54.23%.

In connection with the Exchange Agreement, the former shareholders of Alliance have agreed not to dispose of any of their Series B Preferred Shares (or any of their shares of the Company's common stock received by them upon conversion of the Series B Preferred Shares) for a period of one year from the closing of the Exchange Agreement unless approval is obtained through methods defined in the Exchange Agreement.

Subsequent to December 31, 2004, there were 161,314 shares of Series A Preferred Shares converted into 2,566,358 shares of common stock; as a result, as of February 23, 2005, the shares issued and outstanding were 403,335 of Series A Preferred Shares and 46,417,098 of common stock.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates reflected in these financial statements relate primarily to bad debt reserves on accounts receivable.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts equal to estimated uncollectible accounts. The Company's estimate is based on a regular review of individual account balances over 90 days, historical collection experience and consideration of other factors such as a customer's financial status and other business risk. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. The Company established allowances of $37,000 at December 31, 2004.

Inventory

Inventory consists entirely of finished goods held for sale and is reported at the lower of cost or market, on the average cost basis. At times, the Company makes advance payments to vendors to procure and ensure delivery of certain high demand products. Such deposits are reflected as due from vendors in the balance sheet.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance and repairs are charged to expense as incurred. Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased assets at the inception of the lease. Leasehold improvements are amortized over the lesser of the lease terms or the assets' useful lives. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation and amortization is provided over the estimated lives of the related assets using the straight-line method. The estimated useful lives for significant property and equipment categories are as follows:

                  Vehicles                               4 years
                  Warehouse equipment               3 to 7 years
                  Office furniture and equipment    3 to 7 years
                  Leasehold improvements           5 to 10 years

Impairment of Long-Lived Assets

The Company follows Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets, including property and equipment, be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The Company assesses its assets for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and records impairment losses when this amount is less than the carrying amount. Impairment losses are recorded for the excess of the assets' carrying amount over their fair value, which is generally determined based on the estimated future discounted cash flows over the remaining useful life of the asset using a discount rate determined by management at the date of the impairment review. Management believes at this time that the carrying value and useful life of long-lived assets continue to be appropriate.

Deferred Rent

The Company accounts for scheduled rent increases contained in its leases on a straight-line basis over the non-cancellable lease term.

Revenue Recognition

The Company recognizes sales upon shipment of products to customers as title and risk of loss pass upon shipment and collectibility is reasonably assured. Provisions for estimated discounts and rebates to customers, estimated returns and allowances and other adjustments are provided for in the same period the related sales are recorded.

Income Taxes

AllianceCorner, with the consent of its stockholders, elected to have its income taxed under the provisions of Subchapter S of the Internal Revenue Code and the corresponding provisions of New York State Tax laws. Under the aforementioned provisions, corporate income or loss and any tax credits earned are included in the stockholders' individual federal and state income tax returns. Accordingly, no provision has been made for federal income taxes for the period from May 9, 2003 (inception) to June 29, 2004. AllianceCorner was subject to New York State S corporation taxes and New York City corporate income taxes. The provision for income taxes for this period comprises state and local taxes.

Effective June 29, 2004, the Company is taxed as a C corporation.

The Company follows SFAS No. 109 "Accounting for Income Taxes" and accounts for income taxes using the liability method which requires the recognition of deferred tax assets or liabilities for the temporary differences between the financial reporting and tax bases of the Company's assets and liabilities and for tax carryforwards at enacted statutory rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Shipping and Handling

The Company includes shipping and handling revenues in net sales. For the year ended December 31, 2004 and for the period from May 9, 2003 (inception) to December 31, 2003, shipping and handling revenues were approximately $166,000 and $48,000, respectively. The Company includes shipping and handling costs in selling, general and administrative expense. For the year ended December 31, 2004 and for the period from May 9, 2003 (inception) to December 31, 2003, the Company incurred approximately $245,000 and $144,000,of such costs, respectively.

Advertising Expenses

Advertising expenses are charged to operations in the period in which they are incurred. Advertising expenses for the year ended December 31, 2004 and for the period from May 9, 2003 (inception) to December 31, 2003 were approximately $35,000 and $5,000, respectively.

Fair Value of Financial Instruments

The carrying amounts of significant financial instruments, which includes accounts receivable, accounts payable and accrued expenses, approximated fair value as of December 31, 2004 and 2003 due to their short-term maturities. Advances from the factor and borrowings under the financing agreement approximate fair value due to their variable interest rate.

Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2004 and 2003, the Company has no items that represent other comprehensive income.

Net Income Per Share

Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted net income per share is computed by dividing the net income by the weighted average number of common shares and common equivalent outstanding during the period. The weighted average number of common and common equivalent shares outstanding reflects the conversion of preferred stock for common stock as of June 29, 2004 (see Note 1) and the 1 for 44 stock split, which occurred in November 2004.

Common equivalents at December 31, 2004 exclude the 500,000 of warrants issued to the Company's lender, since their effect would be anti-dilutive. There were no common equivalents at December 31, 2003.

Stock Based Compensation

In March 2005, the Company established a stock option plan (See Note 11). The Company accounts for stock based employee compensation arrangements under the intrinsic value method pursuant to APB Opinion No. 25, "Accounting for Stock Issued to Employees". There were no options issued as of December 31, 2004. Accordingly, no compensation expense was recorded in the financial statements with respect to option grants.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4". SFAS No. 151 retains the general principle of ARB 43, Chapter 4, "Inventory Pricing (AC Section I78)", that inventories are presumed to be stated at cost; however, it amends ARB 43 to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventories based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company does not anticipate the adoption SFAS No. 151 will have a significant impact on the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 20, Accounting for Nonmonetary Transactions". The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement, shall be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The Company does not anticipate that the adoption of SFAS 153 will have a significant impact on the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". This statement revises FASB Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). This Statement, for small business issuers is effective as of the first reporting period that begins after December 15, 2005. Accordingly, the Company will adopt SFAS 123(R) in its first quarter of fiscal 2006. The Company is currently evaluating the provisions of SFAS 123(R) and has not yet determined the impact that this Statement will have on its future results of operations or financial position. Since the Company had no options outstanding, there would be no impact of this new standard, if it had been in effect, on the net earnings and related per share data amounts of our fiscal years ended 2004 and 2003.

Note 3 - CONCENTRATIONS OF CREDIT RISK AND MAJOR SUPPLIERS

Cash

The Company maintains cash balances at two banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.

Accounts Receivable

Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers make up the Company's customer base, thus spreading the trade credit risk. The Company controls credit risk through credit approvals, credit limits and monitoring procedures. The Company performs credit evaluations of its customers but generally does not require collateral to support accounts receivable. The Company's bad debt experience has been within management's expectations.

Major Suppliers

Other than the purchase of inventory acquired from Corner (see Note 1), for the period from May 9, 2003 (inception) to December 31, 2003, two suppliers accounted for approximately 22% of purchases. For the year ended December 31, 2004 three suppliers accounted for approximately 50% of purchases. Management believes that other suppliers could provide the materials on comparable terms. At December 31, 2004, the amount due to these suppliers was approximately $ 1,339,000 and is included in accounts payable on the accompanying balance sheet. If a significant supplier terminates or modifies its relationship with the Company future results could be materially and adversely affected.

Note 4 - PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2004 consists of:

                  Leasehold improvements             $   239,742
                  Office furniture and equipment         105,187
                  Warehouse equipment                     54,863
                  Vehicles                                52,226
                  Equipment under capital leases          67,234
                                                     -----------
                                                         519,252
                  Less: Accumulated depreciation
                    and amortization                     109,878
                                                     -----------
                                                     $   409,374
                                                     ===========

Depreciation and amortization expense amounted to $82,950 and $26,928 for the year ended December 31, 2004 and for the period May 3, 2003 (Inception) to December 31, 2003, respectively.

Note 5 - FINANCING AGREEMENTS

In December 2003, the Company entered into a factoring arrangement with a commercial factor, Rosenthal & Rosenthal, Inc. ("Rosenthal"). Up to November 2004, the Company sold a substantial portion of its trade receivables up to maximum credit limits established by the factor for each individual account. Receivables sold in excess of these limitations were subject to recourse in the event of non-payment by the customer. Under the terms of the agreement, the Company paid interest at the prime lending rate plus 1.5% for advances made prior to the collection of the factored accounts receivable. Substantially all of the Company's assets were pledged as collateral under the factoring agreement.

On November 11, 2004, Alliance entered into a Financing Agreement which replaced the factoring agreement with Rosenthal. Under the Agreement, Rosenthal may in its discretion lend up to $5,000,000 to Alliance based on eligible inventory and receivables. All borrowings are due on demand, are secured by substantially all of the assets of Alliance and are subject to the Company's compliance with certain financial covenants. The Company's CEO and the Company's President signed limited guaranties in respect of borrowings under the Agreement.

The Agreement terminates November 30, 2007 unless terminated by Rosenthal on 30 days' notice. Interest on outstanding borrowings is payable at a variable rate per annum, equal to the prime rate (but not less than 4.75 %) plus 2.00 % (7.25 % as of December 31, 2004). In addition, the Company will pay the lender on each anniversary date an annual fee of 1% of the Maximum Credit of $5,000,000 in the amount of $50,000 which is amortized over one year, and a monthly administrative fee of $1,000. The financing expense for the annual fee recorded for the year ended December 31, 2004 amount to $6,250. At December 31, 2004, the loan outstanding amounted to $2,366,876.

In connection with the Agreement, the Company issued to Rosenthal a warrant (the "Warrant") to purchase 500,000 shares of common stock at $0.10 per share. The Warrant expires on November 30, 2010. On notice by the Company the Warrants will expire earlier if the closing price of the common stock during a period designated in the Warrants is not less than $0.40 per share. The Warrants may be exercised for cash or on a cashless basis (i.e., by deducting from the number of shares otherwise issuable on exercise a number of shares that have a then market value equal to the exercise price). The Company recorded a deferred financing cost of approximately $60,000 in the fourth quarter, representing the fair value of the warrants, which will be amortized over the life of the financing agreement of three years. The financing expense recorded for the year December 31, 2004 amounted to approximately $5,000.

Under the terms of the agreements, the Company is required to maintain a specified level of net worth, working capital and debt ratios as defined. At December 31, 2004 the Company is in compliance with these covenants.

Note 6 - LONG TERM OBLIGATIONS

At December 31, 2004, long-term obligations consist of:

            Notes payable in monthly installments
              of approximately $1,200 through
              September 2008, including interest at
              varying rates up to 5.5%, secured by
              related equipment with a carrying
              value of approximately $49,000                          $   38,203

            Capital lease obligations payable in
              various monthly installments of
              approximately $1,400 through June
              2006, including interest at 5.5%,
              secured by related equipment with a
              carrying value of approximately
              $26,000                                                     22,843
                                                                      ----------
                                                                          61,046
            Less: Amount representing interest                             1,202
                                                                      ----------
                                                                          59,844
            Less: Current portion                                         28,056
                                                                      ----------
                                                                      $   31,788
                                                                      ==========

At December 31, 2004, future payments of long-term obligations are as follows:

            Year Ending
            December 31,
            ------------
                2005              $  30,350
                2006                 18,551
                2007                  8,130
                2008                  4,015
                                  ---------
                                  $  61,046
                                  =========

Note 7 - INCOME TAXES

The components of the provision for income taxes are as follows:

                                               2004         2003
                                            ---------    ---------
                  Current tax expense:
                      Federal               $      --    $      --
                      State and local          13,805        8,000
                                            ---------    ---------
                      Total                 $  13,805    $   8,000
                                            =========    =========

The Company was taxed as an S Corporation for federal and state purposes for 2003 and for the period January 1, 2004 through June 29, 2004. As such, the Company's tax provision for this period include New York City taxes, which are determined as if the Company was a C Corporation. New York City does not recognize S Corporations. For the period the Company was a C Corporation during 2004, the Company incurred a federal, state and local net operating loss, which was fully reserved by valuation allowance.

The Company accounts for income taxes using the liability method which requires the recognition of deferred tax assets or liabilities for the temporary differences between the financial reporting and tax bases of the Company's assets and liabilities and for tax carryforwards at enacted statutory rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. The Company has not recorded income tax expense or benefit as a result of its available net operating loss carryforwards, which are fully reserved by a valuation allowance because management does not believe that is it more likely than not that the deferred tax assets will be utilized.

Significant components of the Company's net deferred income taxes are as follows at December 31, 2004:

                  Long-term deferred tax assets:
                      Net operating loss carryforwards  $  2,100,000
                      Other                                   24,000
                                                        ------------
                      Total deferred tax assets            2,124,000
                      Less: Valuation allowance            2,124,000
                                                        ------------
                      Net deferred tax assets           $         --
                                                        ============

At December 31, 2004, the Company had federal and state net operating loss carryforwards of approximately $5,000,000. The federal net operating loss carryforwards expire through the year 2024 and the state net operating loss carryforwards expire through 2016. The Company has established a valuation allowance of $2,124,000 at December 31, 2004 due to the uncertainty surrounding the realization of such assets. The Tax Reform Act of 1986 contains provisions that limit the ability to utilize net operating loss carryforwards in the case of certain events including significant changes in ownership interests. The Company has not evaluated whether it has undergone an ownership change pursuant to this act. Based upon the terms of the Exchange agreement, an ownership change may have occurred. If such ownership changes are found to exist, the net operating loss carryforwards as reported could be significantly limited.

Note 8 - RETIREMENT PLAN

The Company sponsors a 401(k) contributory plan (the "Plan") for the benefits of employees who are at least 21 years of age. The Company's management determines, at its discretion, any annual contributions. The Company elected not to contribute to the Plan for the year ended December 31, 2004 and for the period from May 9, 2003 (inception) to December 31, 2003.

Note 9 - WARRANTS

All of the warrants granted in conjunction with secured convertible debentures and notes payable were cancelled as of June 29, 2004.

The Company has outstanding 3 year warrants, which expire on June 20, 2005, with an exercise price of $57.20 to purchase 7,528 shares of common stock issued to the financial consultants associated with the JPAL deal on June 20, 2002.

Pursuant to the PPO, the Company issued Sunrise 5 year warrants which expire on June 29, 2009 to purchase 1,564,096 shares of common stock with an exercise price of $0.22 per share. (See Note 1)

On November 11, 2004, in connection with the new Financing Agreement, the Company issued warrants to purchase 500,000 shares of common stock at $0.10 per share. (See Note 5)

Note 10 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases showroom, office and warehouse space under operating leases expiring from 2008 through 2013. The future minimum lease payments, excluding escalation charges, are as follows:

            Year Ending
            December 31,
            ------------
                2005                   $  178,000
                2006                      183,000
                2007                      188,000
                2008                      131,000
                2009                       71,000
             Thereafter                   240,000
                                       ----------
                                       $  991,000
                                       ==========

In accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases," non-cancellable operating leases with scheduled rent increases require that rent expense be recognized on a straight-line basis over the lease term. Rent expense for the year ended December 31, 2004 and for the period from May 9, 2003 (inception) to December 31, 2003 includes approximately $14,000 and $4,000, respectively, which relates to the amortized portion of the scheduled rent increases. At December 31, 2004 an obligation of approximately $18,000 representing future deferred rent payments is reflected in the accompanying balance sheet.

Total rent expense charged to operations for the year ended December 31, 2004 and for the period from May 9, 2003 (inception) to December 31, 2003 was approximately $191,000 and $46,000, respectively.

Employment Agreement

On July 26, 2004, the Chief Executive Officer of Alliance signed an employment agreement for two years with annual compensation of $300,000 per year for the first year and $350,000 for the second year, and at the discretion of the Board of Directors, bonuses equal to his salary. In addition, he will receive a monthly car allowance in the amount of $750 per month.

The Employment Agreement also provides for the Board of Directors to award discretionary bonuses to Mr. Gelman in an amount equal to his salary. In the event of a termination of Mr. Gelman's employment by the Company other than for Cause, as defined under the Employment Agreement, or by Mr. Gelman for Good Reason, as defined under the Employment Agreement, Mr. Gelman will be entitled to a lump sum payment equal to three times his base salary for the period from the date of termination through June 30, 2006. The Employment Agreement contains a 12-month non-compete provision effective following termination, except for termination by the Company other than for Cause, or Good Reason by Mr. Gelman. The Employment Agreement also contains customary confidentiality provisions.

Litigation

On August 19, 2004 a complaint was filed by Radio Wave LLC ("Plaintiff"), in the Supreme Court of the State of New York, County of New York, against ER, LLC, Essential and David Devor, a former officer and a current employee of the Company, for rent, additional rent, cost and fees relating to premises formerly occupied by the Company. Plaintiff seeks to recover $150,416 for the period up to August 31, 2004, plus additional amounts to be determined by the Court for the period subsequent to August 31, 2004. Plaintiff also seeks to recover $50,000 in expenses and attorney fees plus additional amounts to be determined by the Court. The Company believes that the suit is without merit and intends to vigorously defend its position.

Note 11 - SUBSEQUENT EVENT

As of March 14, 2005, the Board of Directors of the Company granted a total of 7,550,000 non-statutory options under the Company's Alliance Distributors Holding Inc. 2004 Stock Plan. The options are ten-year non-qualified options to purchase the Company's common stock, 7,400,000 of the options have an exercise price of $0.3250 per share and 150,000 of the options have an exercise price of $.32 per share, vest and become exercisable in 12 equal quarterly installments beginning on April 1, 2005. Of the total options granted, 1,100,000 options were granted to Jay Gelman, the CEO and Chairman of the Board of Directors of the Company, 1,100,000 options were granted to Andre Muller, the President, COO and a director of the Company, and 150,000 options were granted to each of Thomas Vitiello, Steven H. Nathan and Humber B. Powell, III, each a non-employee director of the Company. The options were granted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

The board also agreed as compensation for the directors to serve as members of the Board, each member receives annual compensation of $6,000 to attend four regular meetings a year. No fee will be payable for any other meeting.

Note 12-FOURTH QUARTER ADJUSTMENT

During the fourth quarter of fiscal 2004 the Company conducted its annual physical inventory. The physical inventory resulted in a difference with the perpetual inventory system of approximately $269,000, which was recorded as an expense within cost of sales in the accompanying financial statements.

The Company determined that approximately $198,000 of the difference was due to an error in the perpetual inventory system which did not properly update certain sales transactions. The balance was related to shrinkage.

                                                                       Exhibit C


            Consent of Independent Registered Public Accounting Firm


To the Board of Directors and Stockholders
Alliance Distributors Holding Inc.:

We hereby consent to the use in the Information Statement Pursuant to Section 14(c) of our report dated March 9, 2005, relating to the financial statements of Alliance Distributors Holding Inc. (formerly Essential Reality, Inc.), which are included in this Information Statement.


/s/ Mahoney Cohen & Company, CPA, P.C.

New York, New York
January 17, 2006

                                                                       EXHIBIT D

                                      INDEX

ALLIANCE DISTRIBUTORS HOLDING INC.

Balance Sheet as of September 30, 2005 (Unaudited)                        F - 1

Statements of Operations for the three and nine months
  ended September 30, 2005 and 2004 (Unaudited)                           F - 2

Statement of Stockholders' Equity for the nine months
  ended September 30, 2005 (Unaudited)                                    F - 3

Statements of Cash Flows for the nine months
  ended September 30, 2005 and 2004 (Unaudited)                           F - 4

Notes to Financial Statements (Unaudited)                        F - 5 to F - 9

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                            Balance Sheet (Unaudited)
                               September 30, 2005


                                     ASSETS

Current assets:
    Cash                                                         $       98,093
    Accounts receivable, net of allowance for doubtful
      accounts of approximately $133,000                              3,083,069
    Inventory                                                         4,471,963
    Due from vendors                                                    358,548
    Prepaid expenses and other current assets                           190,822
                                                                 --------------
                Total current assets                                  8,202,495

Property and equipment, net                                             401,952

Other assets                                                             75,800
                                                                 --------------
                                                                 $    8,680,247
                                                                 ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Note payable-bank                                            $    2,604,388
    Accounts payable                                                  3,062,325
    Current portion of long term obligations                             22,701
    Accrued expenses and other current liabilities                      153,004
                                                                 --------------
                Total current liabilities                             5,842,418

Long term obligations                                                    14,480

Deferred lease obligation                                                24,169

Commitments and contingencies

Stockholders' equity:
    Series A Convertible Non-Redeemable Preferred Stock,
      $.001 par value - Authorized, 8,672,020 shares;
      issued and outstanding, 403,335 shares                                403

    Common Stock, $.001 par value - Authorized, 100,000,000
      shares; issued and outstanding 46,417,098 shares                   46,417
    Additional paid-in capital                                        3,202,084
    Accumulated deficit                                                (449,724)
                                                                 --------------
                Total stockholders' equity                            2,799,180
                                                                 --------------
                                                                 $    8,680,247
                                                                 ==============

See notes to financial statements.

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                      Statements of Operations (Unaudited)
         For the three and nine months ended September 30, 2005 and 2004

                                                            Three months ended September 30,    Nine months ended September 30,
                                                            -------------------------------    --------------------------------
                                                                 2005              2004             2005              2004
                                                            --------------   --------------    --------------    --------------
Net sales                                                   $   13,565,841   $    6,924,181    $   36,679,480    $   20,200,199

Cost of goods sold                                              12,034,847        5,966,406        32,835,637        17,363,624
                                                            --------------   --------------    --------------    --------------
Gross profit                                                     1,530,994          957,775         3,843,843         2,836,575

Selling, general and administrative expenses                     1,187,227          980,454         3,739,033         2,704,112
                                                            --------------   --------------    --------------    --------------
Income (loss) from operations                                      343,767          (22,679)          104,810           132,463

Interest expense                                                   119,198           20,444           339,621            81,052
                                                            --------------   --------------    --------------    --------------
Income (loss) before provision for income taxes                    224,569          (43,123)         (234,811)           51,411

Provision for income taxes                                           2,346               --             8,449            11,167
                                                            --------------   --------------    --------------    --------------
Net income (loss)                                                  222,223          (43,123)         (243,260)           40,244

Preferred stock dividends                                               --          105,977                --           106,819
                                                            --------------   --------------    --------------    --------------
Net income (loss) available to common stockholders          $      222,223   $     (149,100)   $     (243,260)   $      (66,575)
                                                            ==============   ==============    ==============    ==============
Net income (loss) available to common stockholders
  per share - Basic                                         $          .00   $          .00    $         (.01)   $          .00
                                                            ==============   ==============    ==============    ==============
Net income (loss) available to common stockholders
  per share - Diluted                                       $          .00   $          .00    $         (.01)   $          .00
                                                            ==============   ==============    ==============    ==============
Weighted-average common shares outstanding-Basic                46,417,098       45,572,098        46,417,098        31,771,112
                                                            ==============   ==============    ==============    ==============
Weighted-average common shares outstanding-Diluted              49,122,008       45,572,098        46,417,098        31,771,112
                                                            ==============   ==============    ==============    ==============

See notes to financial statements.

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                  Statement of Stockholders' Equity (Unaudited)
                  For the nine months ended September 30, 2005

                                  Preferred Stock A                Common Stock           Additional                      Total
                             ---------------------------   ---------------------------      Paid In      Accumulated   Stockholders'
                                Shares         Amount         Shares         Amount         Capital        Deficit        Equity
                             ------------   ------------   ------------   ------------   ------------   ------------   ------------
Balance, January 1, 2005          564,649   $        564     43,850,740   $     43,851   $  3,186,240   $   (206,464)  $  3,024,191

Conversion of Preferred
  Stock A into Common Stock      (161,314)          (161)     2,566,358          2,566         (2,405)            --             --

Registration costs                     --             --             --             --        (16,250)            --        (16,250)

Issuance of stock options
  to non-employees                     --             --             --             --         34,499             --         34,499

Net loss                               --             --             --             --             --       (243,260)      (243,260)
                             ------------   ------------   ------------   ------------   ------------   ------------   ------------
Balance, September 30, 2005       403,335   $        403     46,417,098   $     46,417   $  3,202,084   $   (449,724)  $  2,799,180
                             ============   ============   ============   ============   ============   ============   ============

See notes to financial statements.

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                            Statements of Cash Flows
        For the nine months ended September 30, 2005 and 2004 (Unaudited)

                                                            Nine months ended September 30,
                                                           --------------------------------
                                                                2005              2004
                                                           --------------    --------------
CASH FLOWS USED IN OPERATING ACTIVITIES:
    Net income (loss)                                      $     (243,260)   $       40,244
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
  NET CASH USED IN OPERATING ACTIVITIES:
        Deferred rent                                               6,572            10,021
        Depreciation and amortization                              84,094            58,081
        Bad debt expense                                          100,000                --
        Stock option compensation expense                          34,499                --
        Amortization of deferred financing costs                   51,000                --
        CHANGES IN ASSETS AND LIABILITIES:
         (Increase) decrease in assets
           Accounts receivable                                    187,490          (808,020)
           Inventory                                             (603,628)         (135,450)
           Due from vendors                                      (324,300)         (262,773)
           Prepaid expenses and other current assets              (50,881)          (22,110)
          Increase (decrease) in liabilities
           Accounts payable                                       487,683        (2,360,738)
           Due to factor                                               --         1,435,304
           Accrued expenses and other current
             liabilities                                           38,792          (252,417)
                                                           --------------    --------------
        Net cash used in operating activities                    (231,939)       (2,297,858)
                                                           --------------    --------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
    Purchase of property and equipment                            (76,672)          (65,635)
    Increase in other assets                                      (12,500)           (3,222)
                                                           --------------    --------------
        Net cash used in investing activities                     (89,172)          (68,857)
                                                           --------------    --------------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
    Proceeds from note payable - bank                          36,369,314                --
    Repayments of note payable - bank                         (36,131,802)               --
    Proceeds from sale of securities                                   --         4,000,000
    Payments for registration and issuance costs                  (16,250)         (200,500)
    Payments for merger costs                                          --           (35,988)
    Payments for pre-acquisition liabilities                           --          (915,329)
    Repayment of long-term obligations                            (22,663)         (171,829)
                                                           --------------    --------------
        Net cash provided by financing activities                 198,599         2,676,354
                                                           --------------    --------------
NET INCREASE (DECREASE)                                          (122,512)          309,639

CASH, beginning of period                                         220,605           656,853
                                                           --------------    --------------
CASH, end of period                                        $       98,093    $      966,492
                                                           ==============    ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Interest paid                                          $      289,077    $       81,052
                                                           ==============    ==============
    Income tax paid                                        $        7,373    $       19,222
                                                           ==============    ==============
NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Issuance of Series A 6% Preferred Stock to placement
      agent                                                $           --    $      385,000
                                                           ==============    ==============
    Liabilities assumed                                    $           --    $    1,067,898
                                                           ==============    ==============
    Series A 6% Preferred Stock dividend                   $           --    $      106,819
                                                           ==============    ==============
    Merger costs accrued                                   $           --    $       60,480
                                                           ==============    ==============

See notes to financial statements.

                       ALLIANCE DISTRIBUTORS HOLDING INC.
                    Notes to Financial Statements (Unaudited)

Note 1 - BASIS OF PRESENTATION, ORGANIZATION AND OTHER MATTERS

Alliance Distributors Holding Inc. (the "Company" or "Alliance") is a distributor of video game consoles, peripherals, accessories and software to customers throughout the United States for most key manufacturers and third party publishers in the video game industry.

On June 17, 2004, the Company (formerly Essential Reality, Inc. "Essential") entered into a Share Exchange Agreement (the "Exchange Agreement") with Jay Gelman, Andre Muller and Francis Vegliante, who were the sole shareholders (the "Shareholders") of AllianceCorner Distributors Inc., a privately held, wholesale distributor incorporated in New York ("AllianceCorner"). AllianceCorner had no prior affiliation with Essential and commenced operations in August 2003. Pursuant to the Exchange Agreement, Essential on June 29, 2004 acquired all the outstanding capital stock of AllianceCorner from the Shareholders in exchange for 1,551,314 Series B Convertible Non Redeemable Preferred Shares ("Series B Preferred Shares"). As a result of the acquisition, the business of Alliance is Essential's only business. The transaction was accounted for as a reverse acquisition as of June 30, 2004 and the pre-acquisition financial statements of AllianceCorner are treated as historical financial statements of the combined companies. As the transaction was accounted for as a reverse acquisition into a public shell, no goodwill has been recorded and the costs incurred have been accounted for as a reduction of additional paid-in capital. As a result of the reverse acquisition: (i) the historical financial statements of Essential for periods prior to the date of the transaction are not presented and (ii) because AllianceCorner is the accounting acquirer, Essential's historical stockholders' equity is not carried forward to the merged company as of June 30, 2004.

The name of AllianceCorner was changed to Alliance Distributors Holding, Inc. ("New York Alliance") in July 2004. Effective November 17, 2004, New York Alliance was merged into Alliance Distributors Holding Inc., a Delaware corporation that was wholly owned by Essential. Effective November 22, 2004, Essential reincorporated in Delaware and changed its name to Alliance Distributors Holding Inc., by way of a merger of Essential into Alliance Distributors Holding Inc., which was then a wholly owned Delaware subsidiary of Essential. The Company operates as a single segment.

On July 21, 2005, the Company and Abrams/Gentile Entertainment Inc. ("Age") entered into an operating agreement ("Agreement") in which the Company and Age became members in Alliance Age LLC, a limited liability company formed in Delaware, to set forth the terms on which the parties will develop and commercialize products they mutually agree upon from time to time. The Company agreed to pay Age a $4,000 monthly retainer fee on the first day of each month commencing August 2005, provided, that no fee is payable for any month beginning with January 2006 upon a determination that no products are then proceeding towards completion at a proper pace. The Company owns 65% of Alliance Age LLC. As of September 30, 2005, Alliance Age LLC was inactive and no monthly retainer fees have yet been paid.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. This Form 10-QSB should be read in conjunction with the Company's financial statements and notes included in the 2004 Annual Report on Form 10-KSB. In the opinion of management, all material adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements.

The results of operations for the interim periods are not necessarily indicative of the results that maybe expected for the full year ending December 31, 2005.

PRIVATE PLACEMENT OFFERING

As part of the Exchange Agreement with AllianceCorner, Essential was required to raise funds to complete the transaction. Essential sold 1,124,767 shares of Series A 6% Convertible Non Redeemable Preferred Shares (the "Series A Preferred Shares"), through a private placement offering ("PPO"). The PPO resulted in gross proceeds of $4,000,000 and net proceeds to the Company of $3,799,500. At the same time, substantially all outstanding debt of Essential was extinguished through either issuance by the Company of an aggregate of 452,202 Series A Preferred Shares or through cash payments which totaled $915,329.

Sunrise Securities Corp. ("Sunrise") acted as the placement agent in connection with the PPO and received (a) an $8,500 nonrefundable retainer fee; and (b) a commission consisting of 108,146 shares of Series A Preferred Shares and 5 year warrants due June 29, 2009 to purchase 1,564,096 shares of common stock at an exercise price of $.22. (See Stockholders' Equity section below).

STOCKHOLDERS' EQUITY

Each share of common stock entitles the holder thereof to one vote on each matter that may come before a meeting of the shareholders. Any Series A Preferred Share or Series B Preferred Share entitles the holder to 15.91 votes, and votes as one class with the common stock.

In the Exchange Agreement, the Shareholders agreed to vote their Series B Preferred Shares in favor of an amendment to the Company's Articles of Incorporation that would increase the number of authorized shares of common stock from 50,000,000 to 4,400,000,000 (the Amendment"), and in favor of a simultaneous reverse split of the common stock on the basis of one share for forty-four shares to 100,000,000 authorized shares (the "Reverse Split"). These actions became effective on November 22, 2004 and all share and per share data included in these financial statements have been retroactively adjusted for the split.

The Series A Preferred Shares were entitled to a dividend in kind, upon conversion, accruing at the rate of 6% per annum from June 29, 2004 until the effectiveness of the Amendment, November 22, 2004. The Company issued 46,200 additional shares of Series A Preferred Shares that converted into 735,000 shares of common stock and recorded a preferred dividend in the amount of $164,531.

The adoption of the Amendment and the Reverse Split resulted in the automatic conversion of each Series A Preferred Share and each Series B Preferred Share into 15.91 shares of common stock. However, Series A Preferred Shares owned by a holder were not to be converted into common stock if as a result of such conversion the holder would beneficially own in excess of 4.999% or 9.999% of the issued and outstanding shares ("4.999% Restriction"). Series A Preferred Shares not converted into the Company's common stock due to the operation of the 4.999% Restriction are not entitled to the 6% dividend referred to above.

As of September 30, 2005, there were 46,417,098 shares of common stock issued and outstanding consisting of 24,679,997 shares of common stock issued upon conversion of all of the Series B Preferred Shares, 21,127,101 shares of common stock issued upon conversion of 1,327,980 shares of the Series A Preferred Shares, 110,000 shares of common stock issued in payment of liabilities and 500,000 shares of common stock issued and outstanding prior to June 2004.

As of September 30, 2005 there were issued and outstanding 403,335 shares of Series A Preferred Shares convertible into 6,417,060 shares of common stock subject to the 4.999% Restriction. Subsequent to September 30, 2005, 159,416 shares of Series A Preferred Stock were converted into 2,536,309 shares of Common Stock.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Allowance for Doubtful Accounts

The Company establishes credit terms for new clients based upon management's review of their credit information and projects terms, performs ongoing credit evaluations of its customers, adjusting credit terms when management believes appropriate based upon payment history and an assessment of their current credit worthiness. The Company records an allowance for doubtful accounts for estimated losses resulting from the inability of its clients to make required payments. The Company determines this allowance by considering a number of factors, including the length of time trade accounts receivable are past due, previous loss history, estimate of the client's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. While credit losses have generally been within expectations and the provisions established, the Company cannot guarantee that credit loss rates in the future will be consistent with those experienced in the past. In addition, the Company has credit exposure if the financial condition of one of its major clients were to deteriorate. In the event that the financial condition of its clients were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be necessary. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change. The Company increased its allowance for doubtful accounts by $100,000 during the first quarter of 2005 and maintains a balance of approximately $133,000 as of September 30, 2005.

Major Customer

For the nine months ended September 30, 2005, one customer accounted for approximately 12% of the Company's sales.

Inventory

Inventory consists entirely of finished goods held for sale and is reported at the lower of cost or market, on the average cost basis. Write-downs for slow moving and aged merchandise are provided based on historical experience and current product demand. The Company evaluates the adequacy of the write-downs quarterly. While write-downs have been within expectations and the provisions established, the Company cannot guarantee that it will continue to experience the same level of write-downs as in the past. At times, the Company makes advance payments to vendors to procure and ensure delivery of certain high demand products. Such deposits are reflected as due from vendors in the balance sheet.

Income Taxes

AllianceCorner, with the consent of its stockholders, elected to have its income taxed under the provisions of Subchapter S of the Internal Revenue Code and the corresponding provisions of New York State Tax laws. Under the aforementioned provisions, corporate income or loss and any tax credits earned are included in the stockholders' individual federal and state income tax returns. Accordingly, no provision has been made for federal income taxes for the periods prior to June 29, 2004. Effective June 29, 2004, the Company is taxed as a C corporation.

Accordingly, AllianceCorner was subject to New York State S corporation taxes and New York City corporate income taxes for the period prior to June 29, 2004 and as a C corporation for the period subsequent to June 30, 2004. The provision for income tax expense for all periods presented comprises state and local taxes.

The Company accounts for income taxes using the liability method which requires the recognition of deferred tax assets or liabilities for the temporary differences between the financial reporting and tax bases of the Company's assets and liabilities and for tax carryforwards at enacted statutory rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

At December 31, 2004, the Company had approximately $5,000,000 of federal and state net operating loss carryforwards that expire through 2024. The Company has established a full valuation allowance of $2,124,000 at December 31, 2004 due to the uncertainty surrounding the realization of such assets. The Tax Reform Act of 1986 contains provisions that limit the ability of an entity to utilize net operating loss carryforwards if there has been a significant change in ownership in the entity. The Company has not yet completed its Section 382 analysis, however their preliminary indication is that it is likely that it has undergone an ownership change within the meaning of the Act by reason of the Exchange Agreement and related transactions, and that its ability to utilize the net operating loss carryforwards may be significantly limited.

Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted net income per share is computed by dividing the net income by the weighted average number of common shares and common equivalent shares outstanding during the period. The weighted average number of common and common equivalent shares outstanding reflects the conversion of Series B Preferred Shares for Common Stock as of January 1, 2004 and of Series A Preferred Shares for Common Stock as of June 29, 2004, computed on a post Reverse Split basis (see Note 1).

Common equivalents for the three months ended September 30, 2005 include 261,905 of warrants issued to the Company's lender and 2,443,005 shares of Common Stock that are eligible for issuance upon conversion of 153,552 Series A Preferred Shares under the 4.999% Restriction. Common equivalents for the three months ended September 30, 2004 and for the nine months ended September 30, 2005 and 2004 exclude 403,335 Series A Preferred Shares since their effect would be anti-dilutive. Common equivalents for the nine months ended September 30, 2005 exclude the 500,000 of warrants that were issued to the Company's lender on November 11, 2004 since their effect would be anti-dilutive.

Stock Based Compensation

In January 2005, the Company established a stock option plan. The Company accounts for stock based employee compensation arrangements under the intrinsic value method pursuant to APB Opinion No. 25, "Accounting for Stock Issued to Employees". Under this method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. As of September 30, 2005 there were 7,400,000 options issued. The options are ten-year non-qualified options to purchase the Company's common stock, 7,250,000 of the options have an exercise price of $0.325 per share and 150,000 of the options have an exercise price of $.32 per share. All of the issued options vest and become exercisable in 12 equal quarterly installments. Of the total options granted, 1,100,000 options were granted to Jay Gelman, the CEO and Chairman of the Board of Directors of the Company, 100,000 options were granted to Barbara A. Ras, the CFO of the Company, 1,100,000 options were granted to Andre Muller, the President, COO and a director of the Company, and 150,000 options were granted to each of Thomas Vitiello, Steven H. Nathan and Humbert B. Powell, III, each a non-employee director of the Company. The options were granted in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Of the total options granted, 250,000 options were granted to a non-employee who provided past services to the Company and 500,000 options were granted to non-employees for future services to be provided over the next three years. The options are ten-year non-qualified options, have an exercise price of $.325 per share, and vest and become exercisable in twelve quarterly installments beginning on April 1, 2005. The fair value of the options-pricing model was calculated with the following weighted-average assumptions used for the grant: risk-free interest rate 4.25%; expected life 6.5 years; expected volatility 55%. During the three and nine months ended September 30, 2005, the Company recorded stock-based compensation expense of approximately $3,833 and $34,499, respectively, for these options. The fair value generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the option holder.

Had compensation costs for the Company's stock option grants to employees been determined based on the fair value at the grant dates for awards under these plans in accordance with SFAS No. 123, the Company's net income (loss) and basic and diluted net income (loss) per share would have been reduced to the pro forma amounts as follows:

                                                  For the Three Months        For the Nine Months
                                                Ended September 30, 2005    Ended September 30, 2005
                                                ------------------------    ------------------------
                                                       (Unaudited)                 (Unaudited)
Net income (loss), as reported                        $   222,223                 $  (243,260)

Deduct: Total stock-based employee
  compensation expense determined under fair
  value based method, net of tax effects                  (52,916)                   (160,957)
                                                      -----------                 -----------
Proforma net income (loss)                            $   169,307                 $  (404,217)
                                                      ===========                 ===========
Net income (loss) per share:

    Basic and diluted - as reported                   $      0.00                 $     (0.01)
                                                      ===========                 ===========
    Basic and diluted - proforma                      $      0.00                 $     (0.01)
                                                      ===========                 ===========

There were no options outstanding at September 30, 2004.

The fair value of the options-pricing model was calculated with the following weighted-average assumptions used for grants during the nine months ended September 30, 2005: risk-free interest rate 4.25-4.5%; expected life 6.5 years; expected volatility 55-126%. The fair value generated by the Black-Scholes model may not be indicative of the future benefit, if any, that may be received by the option holder.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". This statement revises FASB Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123(R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). This Statement, for small business issuers is effective as of the beginning of the Company's next fiscal year. Accordingly, the Company will adopt SFAS 123(R) in its first quarter of fiscal 2006. The Company is currently evaluating the provisions of SFAS 123(R) and has not yet determined the impact that this Statement will have on its future results of operations or financial position. The impact of this new standard, if it had been in effect, on the net income (loss) and related per share amounts for the three and nine months ended September 30, 2005 is disclosed in Stock Based Compensation, above.

In May 2005, the FASB issued SFAS No. 154, "Accounting for Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS No. 154"). SFAS No. 154 replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS No. 154 becomes effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Note 3 - FINANCING AGREEMENTS

The Company has entered into a financing agreement with Rosenthal & Rosenthal, Inc. ("Rosenthal") dated November 11, 2004 and amended on November 1, 2005 (the "Agreement"). Under the Agreement, Rosenthal may in its discretion lend to the Company up to $10,000,000, which is the maximum credit under the facility, based on eligible inventory and receivables. All borrowings are due on demand, are secured by substantially all of the assets of the Company and are subject to the Company's compliance with certain financial covenants. The Company's CEO and the Company's President have signed limited guaranties in respect of borrowings under the Agreement.

The amendment dated November 1, 2005 among other things increased the maximum credit under the facility from $5,000,000 to $10,000,000 and reduced the interest rate on borrowings by 0.5%.

The Agreement terminates November 30, 2007 unless terminated by Rosenthal on 30 days' notice. Interest accrues on outstanding borrowings at the prime rate (but not less than 4.75%) plus 1.5%. At September 30, 2005, the interest rate on borrowings outstanding was 8.75%. In addition, the Company will pay the lender on each anniversary date an annual fee of 1% of the maximum credit which is amortized over one year, and a monthly administrative fee of $1,000. The financing expense for the annual fee recorded for the three and nine months ended September 30, 2005 amounted to $12,500 and $37,500, respectively. At September 30, 2005, the principal amount outstanding under the facility was $2,604,388.

In connection with the Agreement, the Company issued to Rosenthal a warrant (the "Warrant") to purchase 500,000 shares of common stock at $0.10 per share. The Warrant expires on November 30, 2010. On notice by the Company the Warrants will expire earlier if the closing price of the common stock during a period designated in the Warrants is not less than $0.40 per share. The Warrants may be exercised for cash or on a cashless basis (i.e., by deducting from the number of shares otherwise issuable on exercise a number of shares that have a then market value equal to the exercise price). The Company recorded a deferred financing cost of approximately $60,000 in the fourth quarter 2004, representing the fair value of the warrants, which will be amortized over the life of the financing agreement of three years. The financing expense recorded for the three and nine months ended September 30, 2005 amounted to $4,500 and $13,500, respectively.

Under the terms of the Agreement, the Company is required to maintain a specified level of net worth, working capital and debt ratios as defined. In May 2005, Rosenthal informed the Company that it did not comply with a financial covenant under the Agreement for the fourth quarter of 2004. Rosenthal has provided a waiver for this failure to comply. In addition, for the first and second quarter of 2005, the Company did not comply with certain financial covenants for which Rosenthal has also provided waivers. On October 31, 2005, the Company and Rosenthal agreed to amend the covenants, effective September 30, 2005. Based upon this amendment, the Company was in compliance with all of its covenants at September 30, 2005.

The Company believes that it will have sufficient liquidity for the next twelve months and the foreseeable future. However, the Company would be materially and adversely affected if Rosenthal demands payment of these borrowings under the Agreement and the Company is unable to refinance these borrowings.

Note 4 - LITIGATION

On August 19, 2004 a complaint was filed by Radio Wave LLC ("Plaintiff"), in the Supreme Court of the State of New York, County of New York, against Essential Reality, LLC, Essential and David Devor, a former officer and a current employee of the Company, for rent and costs relating to premises formerly occupied by the Company. Plaintiff seeks to recover $150,416 for the period up to August 31, 2004, plus additional amounts to be determined by the Court for the period subsequent to August 31, 2004. Plaintiff also seeks to recover $50,000 in expenses and attorney fees plus additional amounts to be determined by the Court. The Company believes that the suit is without merit and intends to vigorously defend its position.

Note 5 - LETTER OF INTENT

In September 2005, the Company signed a non-binding letter of intent to purchase Foto Electric Supply Co., Inc. (Fesco) for $75 million, payable $50 million in cash, $12.5 million in notes and $12.5 million in equity securities to be valued in relation to financing for the transaction.

Fesco is a privately held company based in New York City whose primary business is the distribution of consumer electronics. Fesco's revenues in its most recent fiscal year were approximately $130 million (unaudited). The Company and Fesco are negotiating the terms of a definitive acquisition agreement. No assurances can be given when, if ever, the proposed acquisition will close or the terms thereof.

In connection with the possible acquisition of Fesco, the Company signed an Engagement Agreement dated as of October 11, 2005 (the "Engagement Agreement") with an investment banking firm ("Firm"). The Engagement Agreement provides, among other things, that the Firm will serve as the Company's financial adviser and exclusive placement agent for a proposed private placement of approximately $60 million of Alliance equity securities (the "Proposed Offering"). If the Proposed Offering is successful, the net proceeds will be used primarily to fund the cash portion of the Fesco purchase price and related expenses. No assurances can be given when, if ever, the Proposed Offering will close or the terms. None of the securities to be sold in the Proposed Offering will be registered under the Securities Act of 1933, as amended (the "1933 Act") and shall not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act.

In connection with its agreement with the Firm, the Company agreed to issue to them 50,000 shares of Alliance Common Stock with an estimated value of $19,500, to pay designated success fees and warrants to them if the offering is successfully completed, and to reimburse them for designated expenses. For accounting purposes, these costs will be offset against any proceeds raised from the private placement.

                                                                       EXHIBIT E

                         FOTO ELECTRIC SUPPLY CO., INC.
                                      Index

                                                                         Page

Independent Auditor's Report                                             F - 1

Balance Sheets as of December 31, 2004 and 2003                          F - 2

Statements of Income for the years ended December 31, 2004,
   2003 and 2002                                                         F - 4

Statements of Changes in Stockholders' Equity for the years ended
   December 31, 2004, 2003 and 2002                                      F - 5

Statements of Cash Flows for the years ended December 31, 2004,
   2003 and 2002                                                         F - 6

Notes to Financial Statements                                            F - 7

                          Independent Auditor's Report

To the Board of Directors and Stockholders of Foto Electric Supply Co., Inc.:

         We have audited the accompanying balance sheets of Foto Electric Supply Co., Inc. as of December 31, 2004 and 2003, and the related statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Foto Electric Supply Co., Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Leshkowitz & Company, LLP
New York, New York

December 16, 2005, except for Note 11 as to which the date is January 2, 2006

                         FOTO ELECTRIC SUPPLY CO., INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 2004 AND 2003

                                     ASSETS

                                                        2004            2003
                                                   -------------   -------------
Current assets:
 Cash                                              $   3,408,018   $     814,643
 Accounts receivable, less allowance for doubtful
  accounts of $130,000 and $125,000, respectively      9,318,494      11,140,269
Marketable securities                                     39,416          32,761
Merchandise inventory                                 14,539,748      15,929,221
Prepaid expenses and other current assets                141,258         241,641
Prepaid pension costs                                     74,312              --
Due from related parties:
 Mortgage note                                         1,500,000              --
 Other receivables                                     3,084,455         677,040
                                                   -------------   -------------

  Total current assets                                32,105,701      28,835,575
                                                   -------------   -------------

Fixed assets, at cost:
 Machinery and equipment                                  90,303          90,303
 Furniture and fixtures                                  495,737         319,700
 Auto and trucks                                         585,233         500,694
 Computer equipment and software                         176,724         158,152
 Leasehold improvements                                  289,851         289,851
                                                   -------------   -------------
                                                       1,637,848       1,358,700

  Less accumulated depreciation and amortization         890,132         719,435
                                                   -------------   -------------

  Net fixed assets                                       747,716         639,265

Other assets:
 Federal tax deposit                                     122,662          86,862
 Security deposits                                           700             700
                                                   -------------   -------------

  Total fixed and other assets                           871,078         726,827
                                                   -------------   -------------

  Total assets                                     $  32,976,779   $  29,562,402
                                                   =============   =============

The accompanying notes are an integral part of these financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                  2004            2003
                                             -------------   -------------
Current liabilities:
Current obligations under capital leases     $      10,394   $      17,052
Accounts payable                                 6,961,407       9,910,455
Accrued expenses payable                           594,312         393,001
Accrued pension costs                                   --          43,893
Customer prepayments                                90,594          13,398
Income taxes payable                             1,241,813         954,948
Due to related party                                60,333         401,197
Due to stockholders                              5,088,760       2,578,056
                                             -------------   -------------

Total current liabilities                       14,047,613      14,312,000

Non-current liabilities:
Long-term obligations under capital
leases, less current portion                            --           9,332
                                             -------------   -------------

Total liabilities                               14,047,613      14,321,332
                                             -------------   -------------

Commitments and contingencies

Stockholders' equity:
Common stock, no par value, 200
shares authorized, issued and outstanding           60,000          60,000
Additional paid-in capital                         118,000         118,000
Retained earnings                               18,726,649      15,045,208
Accumulated other comprehensive income              24,517          17,862
                                             -------------   -------------

Total stockholders' equity                      18,929,166      15,241,070
                                             -------------   -------------

Total liabilities and stockholders' equity   $  32,976,779   $  29,562,402
                                             =============   =============

                         FOTO ELECTRIC SUPPLY CO., INC.

                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                              2004           2003           2002
                                                         ------------   ------------   ------------

Net sales                                                $132,038,533   $123,459,646   $ 90,328,800
                                                         ------------   ------------   ------------

Cost of goods sold:
Beginning inventory                                        15,929,221     12,292,002     12,268,971
Purchases, net                                            115,412,825    113,461,725     80,367,674
                                                         ------------   ------------   ------------
                                                          131,342,046    125,753,727     92,636,645
Less ending inventory                                      14,539,748     15,929,221     12,292,002
                                                         ------------   ------------   ------------

Cost of goods sold                                        116,802,298    109,824,506     80,344,643
                                                         ------------   ------------   ------------

Gross profit                                               15,236,235     13,635,140      9,984,157
                                                         ------------   ------------   ------------

Operating expenses:
Selling and warehouse                                       2,550,402      2,462,373      2,003,033
General and administrative                                  2,648,548      2,757,163      2,035,949
Interest and bank charges                                     274,559        180,465        366,930
Taxes, other than income taxes                                128,223        123,283        103,084
Pension costs                                                 115,889        109,077         97,088
Bad debt expense                                              470,476        365,622        208,002
Depreciation and amortization                                 170,697        146,586        126,216
                                                         ------------   ------------   ------------

Total operating expenses                                    6,358,794      6,144,569      4,940,302
                                                         ------------   ------------   ------------

Operating income                                            8,877,441      7,490,571      5,043,855
                                                         ------------   ------------   ------------

Other income:
Special grant relating to September 11, 2001 recovery              --             --        100,000
Other                                                          64,665             --          6,211
                                                         ------------   ------------   ------------
Total other income                                             64,665             --        106,211
                                                         ------------   ------------   ------------

Income before provision for income and franchise taxes      8,942,106      7,490,571      5,150,066

Provision for income and franchise taxes                      610,665        503,824        406,889
                                                         ------------   ------------   ------------

Net income                                               $  8,331,441   $  6,986,747   $  4,743,177
                                                         ============   ============   ============

Basic and diluted net income per share                   $     41,657   $     34,934   $     23,716
                                                         ============   ============   ============

Weighted average common shares
outstanding - basic and diluted                                   200            200            200
                                                         ============   ============   ============

The accompanying notes are an integral part of these financial statements.

                         FOTO ELECTRIC SUPPLY CO., INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                                                     Accumulated
                                                                                                        Other
                                                Common          Additional          Retained        Comprehensive
                                                 Stock        Paid-In Capital       Earnings        Income (Loss)        Total
                                           ---------------------------------------------------------------------------------------
Balance, January 1, 2002                         $ 60,000          $ 118,000       $ 7,165,284           $ 15,926     $ 7,359,210

Comprehensive income for the year
ended December 31, 2002:
Net income                                                                           4,743,177                          4,743,177
Other comprehensive income:
Unrealized loss on securities                                                                              (4,515)         (4,515)
Minimum pension liability adjustment                                                                      (12,610)        (12,610)
                                                                                                                    --------------

Total comprehensive income                                                                                              4,726,052

Less: Dividend distributions during the
year ended December 31, 2002                                                        (2,100,000)                        (2,100,000)
                                           ---------------   ----------------  ----------------   ----------------  --------------

Balance, December 31, 2002                       $ 60,000          $ 118,000       $ 9,808,461           $ (1,199)    $ 9,985,262
                                           ---------------   ----------------  ----------------   ----------------  --------------

Comprehensive income for the year
ended December 31, 2003:
Net income                                                                           6,986,747                          6,986,747
Other comprehensive income:
Unrealized gain on securities                                                                               6,451           6,451
Minimum pension liability adjustment                                                                       12,610          12,610
                                                                                                                    --------------

Total comprehensive income                                                                                              7,005,808

Less: Dividend distributions during the
year ended December 31, 2003                                                        (1,750,000)                        (1,750,000)
                                           ---------------   ----------------  ----------------   ----------------  --------------

Balance, December 31, 2003                       $ 60,000          $ 118,000      $ 15,045,208           $ 17,862     $15,241,070
                                           ---------------   ----------------  ----------------   ----------------  --------------

Comprehensive income for the year
ended December 31, 2004:
Net income                                                                           8,331,441                          8,331,441
Other comprehensive income:
Unrealized gain on securities                                                                               6,655           6,655
                                                                                                                    --------------

Total comprehensive income                                                                                              8,338,096

Less: Dividend distributions during the
year ended December 31, 2004                                                        (4,650,000)                        (4,650,000)
                                           ---------------   ----------------  ----------------   ----------------  --------------

Balance, December 31, 2004                       $ 60,000          $ 118,000      $ 18,726,649           $ 24,517     $18,929,166
                                           ===============   ================  ================   ================  ==============

The accompanying notes are an integral part of these financial statements.

                         FOTO ELECTRIC SUPPLY CO., INC.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

                                                                    2004             2003             2002
                                                               -------------    -------------    -------------
Cash flows from operating activities:
Net income                                                     $   8,331,441    $   6,986,747    $   4,743,177
Adjustments to reconcile net income to net cash
  provided by operating activities:
Depreciation and amortization                                        170,697          146,586          126,216
Gain on disposition of asset                                                                            (6,211)
Net change in allowance for doubtful accounts                          5,000           35,000            5,000
Changes in operating assets and liabilities:
Accounts receivable                                                1,816,775       (3,351,717)         (57,064)
Merchandise inventory                                              1,389,473       (3,637,219)         (23,031)
Prepaid expenses and other current assets                            100,383         (158,003)         (16,467)
Accrued / prepaid pension costs                                     (118,205)         (74,140)          37,671
Federal tax deposit                                                  (35,800)         (12,071)          (4,300)
Security deposit                                                          --               --             (700)
Accounts payable                                                  (2,949,048)       3,667,410        1,110,023
Accrued expenses payable                                             201,311          171,626          100,981
Customer prepayments                                                  77,196         (160,214)         173,612
Income taxes payable                                                 286,865          240,822          203,272
                                                               -------------    -------------    -------------

Net cash provided by operating activities                          9,276,088        3,854,827        6,392,179
                                                               -------------    -------------    -------------

Cash flows from investing activities:
Purchase of fixed assets                                            (279,148)        (111,168)        (282,657)
                                                               -------------    -------------    -------------

Net cash used in investing activities                               (279,148)        (111,168)        (282,657)
                                                               -------------    -------------    -------------

Cash flows from financing activities:
Net decrease (increase) in amounts due from related parties:
Mortgage note                                                     (1,500,000)              --               --
Other receivables                                                 (2,748,279)         538,762          299,582
Net decrease in short-term bank note                                      --       (1,000,000)      (3,894,000)
Net increase (decrease) in amounts due to stockholders             2,510,704         (787,749)        (299,938)
Payment of capital lease obligations                                 (15,990)         (12,651)        (123,537)

Dividend distributions to stockholders                            (4,650,000)      (1,750,000)      (2,100,000)
                                                               -------------    -------------    -------------

Net cash used in financing activities                             (6,403,565)      (3,011,638)      (6,117,893)
                                                               -------------    -------------    -------------

Net increase (decrease) in cash                                    2,593,375          732,021           (8,371)

Cash at beginning of year                                            814,643           82,622           90,993
                                                               -------------    -------------    -------------

Cash at end of year                                            $   3,408,018    $     814,643    $      82,622
                                                               =============    =============    =============

The accompanying notes are an integral part of these financial statements.

                         FOTO ELECTRIC SUPPLY CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

1) ORGANIZATION, NATURE OF OPERATIONS AND BASIS OF PRESENTATION:

         Organization and Nature of Operations - Foto Electric Supply Co., Inc. (The Company) was incorporated in the State of New York in June, 1980, and is engaged in the sale and distribution of consumer electronics and other related products on a wholesale basis. The Company operates as a single segment.

         Basis of Presentation - The financial statements are presented on a December 31 calendar year basis. For income tax reporting, the Company has a fiscal year end of November 30.

2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The following summary of the Company's major accounting policies is presented to assist in the interpretation of the financial statements:

         Merchandise Inventory - The merchandise inventory is stated at the lower of cost or market, based on the average cost method. The Company decreases the value of inventory for estimated obsolescence equal to the difference between the cost of inventory and the estimated net realizable value (market value) based upon an aging analysis of the inventory on hand, specifically known inventory-related risks, and assumptions about future demand and market conditions.

         Property and Equipment - Property and equipment are recorded at cost. The Company calculates depreciation using primarily the straight-line method over the useful lives of the assets which range from five to seven years. Amortization of leasehold improvements is computed on the straight-line method over the life of the lease or the expected useful life of the improvement whichever is shorter. Expenditures for major renewals and improvements that extend the useful life of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. For tax purposes, depreciation and amortization are computed in accordance with applicable provisions of the Internal Revenue Code.

         Impairment of Long-Lived Assets - The Company follows Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets, including property and equipment, be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The Company assesses its assets for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and records impairment losses when this amount is less than the carrying amount. Impairment losses are recorded for the excess of the assets' carrying amount over their fair value, which is generally determined based on the estimated future discounted cash flows over the remaining useful life of the asset using a discount rate determined by management at the date of the impairment review. Management believes at this time that the carrying value and useful life of long-lived assets continue to be appropriate.

         Revenue Recognition - Revenue is recognized when products are shipped and title is passed to the customer. Vendor rebates are recorded as adjustments to product cost in the period their collection is assured.

         Shipping and Handling Costs - Shipping and handling fees related to sales transactions are billed to customers and are recorded as sales revenue. Shipping and handling costs incurred are recorded as a selling expense and totaled $110,446, $120,451 and $109,252 for the years ended December 31, 2004, 2003 and 2002, respectively.

         Income Taxes - Effective June 1, 1992, the Company elected to be treated as an "S" corporation under Federal and New York State tax law. As an "S" corporation, the Company is not subject to any Federal or New York State income taxes, except that it is subject to the special New York State franchise tax surcharge. Accordingly, no provision for Federal income tax has been made, since this tax is imposed on the stockholders in proportion to their stock ownership percentage. New York State special franchise tax, New York City general corporation tax and New Jersey "S" corporation business tax have been provided for in the financial statements.

         Current income taxes payable at December 31, 2004 and 2003 in the amounts of $1,241,813 and $954,948, respectively, include unpaid taxes accrued on the current period's income, plus the effect of the timing difference relating to prior years' income.

         Deferred income taxes reflect the impact of temporary differences between the assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes. The principal temporary differences consist of different methods of depreciation, capitalization of additional inventory costs for tax purposes and provision for bad debts versus the direct write off method. Deferred income taxes for the period are immaterial.

         Federal Tax Deposit - As part of the "S" Corporation election, the Company was allowed to retain its fiscal year-end of November 30, in accordance with the provisions of the Revenue Act of 1987. The election to retain a non-December 31 fiscal year-end required that the Company establish a refundable tax deposit account with the Internal Revenue Service. The refundable tax deposit totaled $122,662 and $86,862 at December 31, 2004 and 2003, respectively.

         Allowance for Doubtful Accounts - The Company provides for accounts receivable that could become uncollectible in the future by establishing an allowance to reduce the carrying value of such receivables to their estimated net realizable value. The Company estimates this allowance based on the specific customer circumstances, aging of its accounts receivable and its historical collection experience. During the years ended December 31, 2004 and 2003, the Company wrote off $465,476 and $330,622, respectively, and increased its allowance for doubtful accounts to $130,000 and $125,000, respectively.

         Pension Plan - The Company maintains a Defined Benefit Pension Plan and a Profit Sharing Plan covering its eligible employees (See Note 8).

         Advertising Expenses - The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2004, 2003 and 2002 totaled $10,402, $12,149 and $8,118, respectively.

         Fair Value of Financial Instruments - The carrying amounts of significant financial instruments, which includes accounts receivable, accounts payable and accrued expenses, approximated fair value as of December 31, 2004 and 2003 due to their short-term maturities. Borrowings under the financing agreement approximate fair value due to their variable interest rates.

         Net Income Per Share - Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted net income per share is computed by dividing the net income by the weighted average number of common shares and common equivalent outstanding during the period. There were no common equivalents at December 31, 2004, 2003 and 2002.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         Recent Accounting Pronouncements - In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" ("SFAS 145"). SFAS 145 rescinds the provisions of SFAS No. 4 that require companies to classify certain gains and losses from debt extinguishment as extraordinary items, eliminates the provisions of SFAS No. 44 regarding the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS 145, relating to the classification of debt extinguishment, were effective for fiscal years beginning after May 15, 2002. Reclassification of the gains and losses related to debt extinguishment are required for all prior periods presented in comparative financial statements. The adoption of SFAS 145 did not have an impact on the Company's financial position, results of operations or cash flows.

          In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), replacing Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred instead of at the date an entity commits to an exit plan. This statement also established that fair value is the objective for initial measurement of the liability. The provisions of SFAS 146 were effective for exit or disposal activities that were initiated after December 31, 2002. The adoption of SFAS 146 did not have an impact on the Company's financial position, results of operations or cash flows.

         In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued and requires that they be recorded at fair value. The initial recognition and measurement provisions of this interpretation were to be applied only on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of this interpretation were effective for financial statements of interim or annual periods ending after December 15, 2002. There is no material impact on the Company's financial position, results of operations or cash flows based upon this interpretation. The Company has no guarantees as defined by FIN 45.

         In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123" ("SFAS 148"). This statement amends FASB Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The amendments to SFAS 123 regarding disclosure were effective for financial statements for fiscal years ending after December 15, 2002. The adoption of SFAS 148 has not had a material impact on the Company's financial position, results of operations or cash flows. The Company does not have any stock option plans.

         In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements apply to the first fiscal year or interim period ending after March 31, 2004. The adoption of FIN 46 did not have a material effect on the Company's financial position, results of operations or cash flows.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. This statement was effective for contracts entered into or modified after June 30, 2003, except for provisions that relate to SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective dates. The adoption of SFAS No.149 did not have a material effect on the Company's financial position, results of operations or cash flows.

         In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150"). SFAS 150 requires that certain financial instruments that, under previous guidance, issuers could account for as equity, be classified as liabilities in statements of financial position. Most of the guidance in SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material effect on the Company's financial position, results of operations or cash flows.

         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4" (SFAS 151). SFAS 151 retains the general principle of ARB 43, Chapter 4, Inventory Pricing (AC Section I78)," that inventories are presumed to be stated at cost; however, it amends ARB 43 to clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventories based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. Management has evaluated SFAS 151 and does not anticipate that its adoption will have a significant impact on the Company's financial position, results of operations or cash flows.

         In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (SFAS 153). The amendments made by SFAS 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement shall be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The Company does not anticipate that the adoption of SFAS 153 will have a significant impact on its financial position, results of operations or cash flows.

         In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment" (SFAS 123(R)). This statement revises FASB Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123(R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). This Statement is effective as of the beginning of the first fiscal year beginning after December 15, 2005. The Company does not anticipate that the adoption of SFAS 123(R) will have an impact on its future results of operations or financial position as the Company does not have any stock option plans.

         In May 2005, the FASB issued SFAS No. 154, "Accounting for Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). SFAS 154 replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS 154 becomes effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

3) CONCENTRATION OF CREDIT RISK:

         Cash - The Company maintains its cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At times, the balances may be in excess of the FDIC insurance.

         Credit - The Company sells its products to a large number of customers and performs ongoing credit evaluations of its customers' financial condition. Credit to approved customers is generally granted based on 30 to 60 day terms. Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. During the years ended December 31, 2004, 2003 and 2002, one customer (a related party) accounted for approximately 13%, 19% and 20%, respectively, of period sales and the same customer accounted for approximately 10% and 18%, respectively, of total accounts receivable at December 31, 2004 and 2003.

         Vendors - Four vendors accounted for approximately 90% of the merchandise purchased by the Company during each of the three years in the period ended December 31, 2004.

4) MARKETABLE SECURITIES

         The Company classifies its investment in marketable equity securities as available-for-sale securities in accordance with the provisions of Statement of Financial Accounting No. 115, "Accounting for Certain Investments in Debt and Equity Securities". These securities are carried at their fair market value, with unrealized gains and losses reported in other comprehensive income. At December 31, 2004 the cost basis of these investments was $14,899. The net cumulative unrealized gains at December 31, 2004, 2003 and 2002 totaled $24,517, $17,862 and $11,411, respectively, and are included in accumulated other comprehensive income.

5) RELATED PARTY TRANSACTIONS:

         The balances due from related parties and other receivables, are summarized as follows:

                                                           2004         2003
                                                        ----------   ----------
         a)   Due from related parties                  $  877,040   $  677,040
         b)   Other receivable from related party        2,207,415           --
                                                        ----------   ----------

                  Total due from related parties and
                  other receivable                      $3,084,455   $  677,040
                                                        ==========   ==========

         a) Due from related parties - The Company advances funds, and shares office space and administrative personnel with several related companies through common ownership, engaged in the wholesale distribution of audio product, telephones and electronic personal hygiene products. Funds are transferred on an as-available basis and the balances are due on demand. The balances due from BNA, LLC bears interest at 6% per annum. The balances due from Happy Lady, Inc. (Happy Lady) and Record-A-Phone Corp. are non-interest bearing.

         The balances due from these related companies are as follows:

                                              2004         2003
                                          -----------   -----------
         BNA, LLC                         $   760,000   $   500,000
         Happy Lady                            77,640       127,640
         Record-A-Phone Corp.                  39,400        49,400
                                          -----------   -----------

         Total due from related parties   $   877,040   $   677,040
                                          ===========   ===========

         b) Mortgage note and other receivable from related party - STH Associates, LLC (STH) is a limited liability company, certain of whose members are also stockholders of the Company. In connection with a 2004 purchase of real estate by STH, Foto Electric loaned STH $1,500,000 and received back by assignment a mortgage of $1,500,000 on the property acquired by STH. The loan bears interest at 8.5% per annum and is due June 30, 2005. In September 2004, the Company committed to lend STH up to an additional $3,000,000, with interest at 8.5% per annum. An additional $2,207,415 was loaned to STH through December 31, 2004. The loan bears interest at 8.5% per annum and is due on demand. Accordingly, this balance is included in due from related parties at December 31, 2004 as a current asset.

         Subsequently, the Company continued to make additional loans in 2005, and in June 2005, in connection with these loans, the Company took back an unrecorded mortgage on the same property in the amount of $3,000,000 and consolidated it with the maturing $1,500,000 mortgage mentioned above. The consolidated mortgage note in the amount of $4,500,000 requires payments of interest only at 8.5% per annum, to be paid monthly beginning August 1, 2005, with the entire balance due June 30, 2006. The loans bear interest at 8.5%, per annum.

         c) Due to related party - At December 31, 2004 and 2003, a total of $60,333 and $401,197, respectively, is due to 1 Rewe Street Realty LLC (1 Rewe Street), a related entity through common ownership, from whom the Company leases its warehouse and office space (See Note 9). The balances are non-interest bearing and are due on demand.

         d) Sales to affiliate - The Company sells merchandise at significantly less than its normal gross profit to an affiliate through common ownership. During the years ended December 31, 2004, 2003 and 2002, sales to this affiliate totaled approximately $17,000,000, $23,000,000 and $18,000,000, respectively.
The balances due from the affiliate totaling $972,371 and $1,927,673 at December 31, 2004 and 2003, respectively, are included in accounts receivable.

         e) Due to stockholders - The balances due to stockholders at December 31, 2004 and 2003 totaled $5,088,760 and $2,578,056, respectively. The amounts are non-interest bearing and are due on demand.

6) DUE TO BANK LEUMI USA:

         Pursuant to a financing arrangement with Bank Leumi USA (Bank Leumi), the Company has available an overall line of credit of up to $9,000,000 for short-term working capital loans, subject to a financial covenant relating to the maintenance of minimum net worth and certain formula limitations. The loans bear interest at the rate of 1/2% above Bank Leumi's prime rate. As part of the agreement, the Company granted Bank Leumi a continuing security interest in all inventory, accounts receivable and other assets, and certain of the Company's stockholders and related parties guaranteed the financing arrangement. There was no outstanding balance due at December 31, 2004 and 2003.

         The Company's credit facility with Bank Leumi includes a $500,000 sublimit, whereby Happy Lady may utilize up to $500,000 of the Company's credit facility as a co-borrower. At December 31, 2004, there was no balance owed by Happy Lady to Bank Leumi under this facility. At December 31, 2003, the balance owed by Happy Lady to Bank Leumi under this facility totaled $240,000.

7)       OBLIGATIONS UNDER CAPITAL LEASES:

         In October 2000, the Company entered into a capital lease for office equipment. The lease requires monthly payments aggregating $215 including interest at 5.93% on the other. The equipment of $10,320 was capitalized and is being amortized over its useful life, and such amortization is included in depreciation expense. At December 31, 2004 and 2003 the accumulated depreciation of the equipment was $9,415 and $8,273, respectively.

          In October 2000, the Company entered into a capital lease for transportation equipment. The lease requires monthly payments of $1,204 including interest at10.12%. Total equipment of $63,173 was capitalized and is being amortized over its useful life, and such amortization is included in depreciation expense. At December 31, 2004 and 2003, accumulated depreciation of the equipment was $57,896 and $50,861, respectively.

          See Note 9(a) for schedule of future minimum lease payments as of December 31, 2004.

8)       PENSION PLAN:

         Defined Benefit Plan - During 1980, the Company adopted a Defined Benefit Pension Plan for its eligible employees. The Company uses November 30 as its measurement date for the pension plan. Effective November 30, 1994, the defined benefit pension plan was frozen and there are no further benefit accruals after such date. Accordingly, the projected and accumulated benefit obligations are the same. The only participants of the plan are the two primary principals of the Company.

         Pension expense amounted to $22,187, $19,983 and $17,201 for the years ended December 31, 2004, 2003 and 2002, respectively.

         The following summarizes information about the funded status of the defined benefit pension plan at its year end of November 30, 2004 and 2003, accounted for in accordance with Statement of Financial Accounting Standards No. 87 "Employer's Accounting for Pensions" (SFAS 87) based on information provided by the plan's independent certified actuaries:

         The reconciliation of the benefit obligation and funded status of the pension plan as of November 30, 2004 and 2003 is as follows:

                                                   2004           2003
                                                -----------    -----------

Change in benefit obligation
    Benefit obligation at beginning of year     $   578,244    $   531,172
    Service cost                                     28,385         24,331
    Interest cost                                    31,803         31,870
    Actuarial (gain)loss                            (11,081)        (9,129)
    Benefits paid                                        --             --
                                                -----------    -----------
        Benefit obligation at end of year       $   627,351    $   578,244
                                                ===========    ===========

Change in plan assets
    Fair value of plan assets at beginning of
        year                                    $   592,507    $   480,416
    Actual return on plan assets                    213,827         25,234
    Employer contributions                               --         86,857
    Benefits paid                                        --             --
    Expenses paid                                        --             --
                                                -----------    -----------
        Fair value of plan assets at year end   $   806,334    $   592,507
                                                ===========    ===========

    Funded status                               $   178,983    $    14,263
    Unrecognized net actuarial (gain) loss         (155,969)        30,938
                                                -----------    -----------
        Net amount recognized                   $    23,014         45,201
                                                ===========    ===========

Amounts recognized in the statements of
    financial position consist of:
    Prepaid benefit cost                        $    23,014    $    45,201
    Accumulated other comprehensive income               --             --
                                                -----------    -----------
        Net amount recognized                   $    23,014    $    45,201
                                                ===========    ===========

         The projected and accumulated benefit obligation and fair value of plan assets at November 30, 2004 and 2003 are as follows:

                                                      2004          2003
                                               -----------   -----------

Projected and accumulated benefit obligation   $   627,351   $   578,244
           Fair value of plan assets           $   806,334   $   592,507

         Net periodic pension cost for the years ended November 30, 2004, 2003 and 2002 include the following components:

                                    2004           2003           2002
                                 -----------    -----------    -----------
Service cost                     $    25,385    $    24,331    $    23,324
Interest cost                         31,803         31,870         30,065
Expected return on plan assets        32,588        (33,819)       (28,163)
Amortization of prior service         (2,413)        (2,399)        (2,398)
cost
Amortization of transition                --             --         (7,111)
asset
Amortization of loss                      --             --          1,484
                                 -----------    -----------    -----------
     Net periodic pension cost   $    22,187    $    19,983    $    17,201
                                 ===========    ===========    ===========

         In the year ended November 30, 2004 there was no change in the minimum pension liability included in other comprehensive income. The change in minimum liability included in other comprehensive income (loss) was ($12,610) and $12,610 for the years ended November 30, 2003 and 2002, respectively.

         The Company's assumptions used as of November 30, 2004, 2003 and 2002 in determining the periodic pension cost and benefit obligation were as follows:

                                  2004             2003             2002
                             -------------    -------------    -------------

Discount rate on                      5.50%            6.00%            5.50%
   investments

Expected long-term rate of            5.50%            6.00%            5.50%
return

         The expected long-term rate of return on plan assets was determined based on long-term return analysis of equity, debt and other securities as well as historical returns. Long-term trends are evaluated relative to market factors such as inflation and interest rates.

         The Company's pension plan assets as of November 30, 2004 and 2003, by asset categories, are as follows:

                             2004             2003
                        -------------    -------------
Cash                                2%               4%
Mortgages                          74%              --
Insurance cash values              24%              28%
Real estate                        --               68%
                        -------------    -------------
          Total                   100%             100%
                        =============    =============

         The Company's investment policy for plan assets is to manage the portfolio to preserve principal and liquidity while maximizing the return on the investment portfolio through the full investment of available funds.

         There were no employer or participant contributions and no benefits paid out during 2004 and 2003.

         The following benefit payments are expected to be paid:

         2005                                                 $       --

         2006                                                     56,496

         2007                                                     56,496

         2008                                                     56,496

         2009                                                     56,496

         2010 - 2014                                             282,480

         Concerning future benefits payments refer to Note 11 - Subsequent
Event.

         Defined Contribution Plan - Effective December 1, 1994, the Company adopted a defined contribution plan. Under the provisions of the Plan, the Company may contribute at its discretion up to 15% of the aggregate compensation of eligible participants, subject to certain limitations as outlined in the Plan document. For the plan years ended November 30, 2004, 2003 and 2002, the expense totaled $93,702, $89,094 and $79,887, respectively.

9)       COMMITMENTS AND CONTINGENCIES:

         a) Leases - Effective March 2003, the Company revised a lease agreement with 1 Rewe Street Realty LLC, an affiliate through common ownership, for its warehouse and office space. The lease which expires in February 2018, requires an annual base rent of $630,000, and beginning in 2005 is subject to annual adjustments for the Company's proportionate share of real estate taxes (See Notes 9(e) and 11 - Subsequent Event).

         The Company is party to various operating leases for autos and office equipment with lease terms of between two and four years.

         The following is a schedule of future minimum lease payments as of December 31, 2004:

                                    Noncancellable
                                       Capital                 Operating
              Year                     Leases                    Leases
              ---                   ---------------         ----------------
              2005                      $  10,837           $        669,676
              2006                              -                    647,780
              2007                              -                    634,078
              2008                              -                    630,000
              2009                              -                    630,000
                                        ---------            ---------------
         Total minimum payments            10,837           $      3,211,534
                                                            ================
         Less interest portion of
             payments                         443
                                        ---------

         Present value of future
             minimum payments           $  10,394
                                        =========

         b) Guarantees - See Note 5.

         c) Litigation - The Company is involved in litigation incidental to the conduct of its business. It is the opinion of management that the outcome of such litigation will not have a material adverse effect on the financial position of the Company.

         d) Distribution Agreements - The Company is party to distribution agreements with several major brand name manufacturers in the consumer electronics industry, which are subject to periodic renewal.

         e) Recapture of Certain Tax and Other Incentive Benefits - In connection with the 1996 purchase of the building housing the Company's warehouse and offices (See Note 9a),the leasing arrangement between New York City Industrial Development Agency (IDA) and the Company's landlord, and the application for certain tax benefits derived from such purchase, the Company guaranteed certain payments, obligations, covenants and agreements entered into between 1 Rewe Street and the IDA.

         Should the contemplated transaction with Alliance Distributors Holdings, Inc. (Alliance), close (See Note 11 - Subsequent Event), management will request the continuation of the IDA related benefits on the basis that the fundamental purpose for which benefits were granted has not changed. There is no assurance that the IDA will permit the substitution of Alliance for the Company as the tenant of the subject premises. Should IDA benefits be revoked, then the potential reclamation is estimated to total in excess of $500,000. Pursuant to an agreement with 1 Rewe Street, the Company would not be responsible for any such reclamation.

10) CASH FLOW INFORMATION:

         Cash payments for interest and income taxes for the years ended December 31, 2004, 2003 and 2002, respectively, are as follows:

                    2004            2003            2002
               -------------   -------------   -------------

Interest       $      55,519   $      23,678   $     245,730
Income taxes         323,800         262,998         200,428

         There were no noncash investing and financing activities for the years ended December 31, 2004, 2003 and 2002, respectively.

11) SUBSEQUENT EVENT:

         In 2006, the Company entered into a stock purchase agreement with Alliance (Distributors Holdings, Inc. (Alliance),) whereby Alliance will acquire all of the outstanding stock of the Company from the present stockholders subject to the conditions set forth in the agreement. In connection with the agreement the lease for the Company's premises will be revised.

                                                                       Exhibit F


                  Consent of Independent Public Accounting Firm


To the Board of Directors and Stockholders
Alliance Distributors Holding Inc.:

We hereby consent to the use in the Information Statement Pursuant to Section 14(c) of our report dated December 16, 2005, except for Note 11 as to which the date is January 2, 2006, relating to the financial statements of Foto Electric Supply Co., Inc. , which are included in this Information Statement.


/s/ Leshkowitz & Company, LLP

New York, New York
January 17, 2006

                                                                       EXHIBIT G

                         FOTO ELECTRIC SUPPLY CO., INC.
                                      Index

                                                                        Page

Balance Sheet as of September 30, 2005 (unaudited)                      F - 1

Statement of Income for the nine months ended
     September 30, 2005 (unaudited)                                     F - 3

Statement of changes in Stockholders' Equity
     for the nine months ended September 30, 2005 (unaudited)           F - 4

Statement of Cash Flows for the nine months ended
     September 30, 2005 (unaudited)                                     F - 5

Notes to Financial Statements                                           F - 6

                         FOTO ELECTRIC SUPPLY CO., INC.

                                  BALANCE SHEET

                               SEPTEMBER 30, 2005

                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS:
  Cash                                                            $      293,140
  Accounts receivable, less allowance for
    doubtful accounts of $130,000                                      8,022,542
  Marketable securities                                                   48,485
  Merchandise inventory                                               15,741,778
  Prepaid expenses and other current assets                              109,152
  Prepaid pension costs                                                   66,095
  Due from related parties:
    Mortgage note                                                      4,500,000
    Other receivables                                                  2,255,130
                                                                  --------------

      TOTAL CURRENT ASSETS                                            31,036,322
                                                                  --------------


FIXED ASSETS, AT COST:
  Machinery and equipment                                                 99,780
  Furniture and fixtures                                                 495,737
  Auto and trucks                                                        585,233
  Computer equipment and software                                        206,408
  Leasehold improvements                                                 289,851
                                                                  --------------
                                                                       1,677,009

  Less accumulated depreciation and amortization                       1,017,851
                                                                  --------------

      NET FIXED ASSETS                                                   659,158

OTHER ASSETS:
  Federal tax deposit                                                    210,223
  Security deposits                                                          700
                                                                  --------------

      TOTAL FIXED AND OTHER ASSETS                                       870,081
                                                                  --------------

      TOTAL ASSETS                                                $   31,906,403
                                                                  ==============

See notes to financial statements.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Due to Bank Leumi USA                                           $    6,800,000
  Current obligations under capital leases                                 3,078
  Accounts payable                                                     4,722,879
  Accrued expenses payable                                               733,367
  Customer prepayments                                                    94,644
  Income taxes payable                                                 1,060,697
  Due to related party                                                   102,833
  Due to stockholders                                                  4,573,311
                                                                  --------------

      TOTAL CURRENT LIABILITIES                                       18,090,809

NON-CURRENT LIABILITIES:
  Long-term obligations under capital
    leases, less current portion                                           4,442
                                                                  --------------

      TOTAL LIABILITIES                                               18,095,251
                                                                  --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, no par value, 200
    shares authorized, issued and outstanding                             60,000
  Additional paid-in capital                                             118,000
  Retained earnings                                                   13,599,566
  Accumulated other comprehensive income                                  33,586
                                                                  --------------

      TOTAL STOCKHOLDERS' EQUITY                                      13,811,152
                                                                  --------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $   31,906,403
                                                                  ==============

                         FOTO ELECTRIC SUPPLY CO., INC.

                              STATEMENTS OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                   (UNAUDITED)


NET SALES                                                         $   90,861,970
                                                                  --------------

Cost of goods sold:
  Beginning inventory                                                 14,539,748
  Purchases, net                                                      81,013,854
                                                                  --------------
                                                                      95,553,602
  Less ending inventory                                               15,741,778
                                                                  --------------

      Cost of goods sold                                              79,811,824
                                                                  --------------

      GROSS PROFIT                                                    11,050,146
                                                                  --------------

OPERATING EXPENSES:
  Selling and warehouse                                                1,934,887
  General and administrative                                           1,573,437
  Interest and bank charges                                              300,950
  Taxes, other than income taxes                                         107,002
  Pension costs                                                           86,919
  Bad debt expense                                                        14,523
  Depreciation and amortization                                          127,719
                                                                  --------------

      Total operating expenses                                         4,145,437
                                                                  --------------

      Operating income                                                 6,904,709
                                                                  --------------

OTHER INCOME - RELATED PARTIES:
  Interest income                                                        419,424
  Management fee income                                                   38,000
                                                                  --------------

      Total other income                                                 457,424
                                                                  --------------

Income before provision for income and franchise taxes                 7,362,133

Provision for income and franchise taxes                                 489,216
                                                                  --------------

      NET INCOME                                                  $    6,872,917
                                                                  ==============

Basic and diluted net income per share                            $       34,365
                                                                  ==============

Weighted average common shares
  outstanding - basic and diluted                                            200
                                                                  ==============

See notes to financial statements.

                         FOTO ELECTRIC SUPPLY CO., INC.

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                   (UNAUDITED)

                                                                                                 Accumulated
                                                              Additional                           Other
                                               Common          Paid-In          Retained        Comprehensive
                                               Stock           Capital          Earnings           Income           TOTAL
                                           --------------   --------------   --------------    --------------   --------------
Balance, January 1, 2005                   $       60,000   $      118,000   $   18,726,649    $       24,517   $   18,929,166
                                                                                                                --------------

Comprehensive income for the nine months
  ended September 30, 2005:
Net income                                                                        6,872,917                          6,872,917
Other comprehensive income:
Unrealized gain on securities                                                                           9,069            9,069
                                                                                                                --------------

Total Comprehensive Income                                                                                           6,881,986

Less: Dividend distributions during the
  nine months ended September 30, 2005:                                         (12,000,000)                       (12,000,000)
                                           --------------   --------------   --------------    --------------   --------------

Balance,  September 30, 2005               $       60,000   $      118,000   $   13,599,566    $       33,586   $   13,811,152
                                           ==============   ==============   ==============    ==============   ==============

See notes to financial statements.

                         FOTO ELECTRIC SUPPLY CO., INC.

                             STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                   (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                     $    6,872,917
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                                       127,719
  Changes in operating assets and liabilities:
    Accounts receivable                                               1,295,952
    Merchandise inventory                                            (1,202,030)
    Prepaid expenses and other current assets                            32,106
    Prepaid pension costs                                                 8,217
    Federal tax deposit                                                 (87,561)
    Accounts payable                                                 (2,238,528)
    Accrued expenses payable                                            139,055
    Customer prepayments                                                  4,050
    Income taxes payable                                               (181,116)
                                                                 --------------

  Net cash provided by operating activities                           4,770,781
                                                                 --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of fixed assets                                              (29,684)
                                                                 --------------

Net cash used in investing activities                                   (29,684)
                                                                 --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in short-term bank debt                                6,800,000
  Net change in amounts due from related parties:
    Mortgage note                                                    (3,000,000)
    Other receivables                                                   895,825
  Net decrease in amounts due to stockholders                          (539,449)
  Payment of capital lease obligations                                  (12,351)
  Dividend distributions to stockholders                            (12,000,000)
                                                                 --------------

Net cash used in financing activities                                (7,855,975)
                                                                 --------------

Net decrease in cash                                                 (3,114,878)

Cash at beginning of period                                           3,408,018
                                                                 --------------

CASH AT END OF PERIOD                                            $      293,140
                                                                 ==============

See notes to financial statements.

                         FOTO ELECTRIC SUPPLY CO., INC.

                          NOTES TO FINANCIAL STATEMENTS

1) ORGANIZATION, NATURE OF OPERATIONS AND BASIS OF PRESENTATION:

         Organization and Nature of Operations - Foto Electric Supply Co., Inc. (The Company) was incorporated in the State of New York in June, 1980, and is engaged in the sale and distribution of consumer electronics and other related products on a wholesale basis. The Company operates as a single segment.

         Basis of Presentation - The financial statements are presented for the nine months ended September 30, 2005. For income tax reporting, the Company has a fiscal year end of November 30.
         The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted. In the opinion of management, all material adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements. The results of operations for the interim period are not necessarily indicative of the results that may be expected for the full year ending December 31, 2005.

2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         The following summary of the Company's major accounting policies is presented to assist in the interpretation of the financial statements:

         Merchandise Inventory - The merchandise inventory is stated at the lower of cost or market, based on the average cost method. The Company decreases the value of inventory for estimated obsolescence equal to the difference between the cost of inventory and the estimated net realizable value (market value) based upon an aging analysis of the inventory on hand, specifically known inventory-related risks, and assumptions about future demand and market conditions.

         Property and Equipment - Property and equipment are recorded at cost. The Company calculates depreciation using primarily the straight-line method over the useful lives of the assets which range from five to seven years. Amortization of leasehold improvements is computed on the straight-line method over the life of the lease or the expected useful life of the improvement whichever is shorter. Expenditures for major renewals and improvements that extend the useful life of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. For tax purposes, depreciation and amortization are computed in accordance with applicable provisions of the Internal Revenue Code.

         Impairment of Long-Lived Assets - The Company follows Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets, including property and equipment, be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The Company assesses its assets for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and records impairment losses when this amount is less than the carrying amount. Impairment losses are recorded for the excess of the assets' carrying amount over their fair value, which is generally determined based on the estimated future discounted cash flows over the remaining useful life of the asset using a discount rate determined by management at the date of the impairment review. Management believes at this time that the carrying value and useful life of long-lived assets continue to be appropriate.

         Revenue Recognition - Revenue is recognized when products are shipped and title is passed to the customer. Vendor rebates are recorded as adjustments to product cost in the period their collection is assured.

         Shipping and Handling Costs - Shipping and handling fees related to sales transactions are billed to customers and are recorded as sales revenue. Shipping and handling costs incurred are recorded as a selling expense and totaled $ 137,808 for the nine months ended September 30, 2005.

         Income Taxes - Effective June 1, 1992, the Company elected to be treated as an "S" corporation under Federal and New York State tax law. As an "S" corporation, the Company is not subject to any Federal or New York State income taxes, except that it is subject to the special New York State franchise tax surcharge. Accordingly, no provision for Federal income tax has been made, since this tax is imposed on the stockholders in proportion to their stock ownership percentage. New York State special franchise tax, New York City general corporation tax and New Jersey "S" corporation business tax have been provided for in the financial statements.

         Current income taxes payable in the amount of $1,060,697 includes unpaid taxes accrued on the current period's income, plus the effect of the timing difference relating to prior years' income.

         Deferred income taxes reflect the impact of temporary differences between the assets and liabilities recognized for financial reporting purposes and amounts recognized for tax purposes. The principal temporary differences consist of different methods of depreciation, capitalization of additional inventory costs for tax purposes and provision for bad debts versus the direct write off method. Deferred income taxes for the period are immaterial.

         Federal Tax Deposit - As part of the "S" Corporation election, the Company was allowed to retain its fiscal year-end of November 30, in accordance with the provisions of the Revenue Act of 1987. The election to retain a non-December 31 fiscal year-end required that the Company establish a refundable tax deposit account with the Internal Revenue Service. The refundable tax deposit totaled $210,223 at September 30, 2005.

         Allowance for Doubtful Accounts - The Company provides for accounts receivable that could become uncollectible in the future by establishing an allowance to reduce the carrying value of such receivables to their estimated net realizable value. The Company estimates this allowance based on the specific customer circumstances, aging of its accounts receivable and its historical collection experience. During the period, the Company wrote off $14,524 and maintained $130,000 as its allowance for doubtful accounts.

         Pension Plan - The Company maintains a Defined Benefit Pension Plan and a Profit Sharing Plan covering its eligible employees (See Note 8).

         Advertising Expenses - The Company expenses advertising costs as incurred. Advertising expense for the nine months ended September 30, 2005 totaled $6,411.

         Fair Value of Financial Instruments - The carrying amounts of significant financial instruments, which includes accounts receivable, accounts payable and accrued expenses, approximated fair value as of September 30, 2005 due to their short-term maturities. Borrowings under the financing agreement approximate fair value due to their variable interest rate.

         Net Income Per Share - Basic net income per share is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted net income per share is computed by dividing the net income by the weighted average number of common shares and common equivalent outstanding during the period. There were no common equivalents at September 30, 2005.

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         Recent Accounting Pronouncements - In May 2005, the FASB issued SFAS No. 154, "Accounting for Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3" (SFAS 154). SFAS 154 replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS 154 becomes effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

3) CONCENTRATION OF CREDIT RISK:

         Cash - The Company maintains its cash balances at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At times, the balances may be in excess of the FDIC insurance.

         Credit - The Company sells its products to a large number of customers and performs ongoing credit evaluations of its customers' financial condition. Credit to approved customers is generally granted based on 30 to 60 day terms. Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. For the nine months ended September 30, 2005, one customer (a related party) accounted for approximately 11% of period sales and the same customer accounted for approximately 7% of total accounts receivable at September 30, 2005.

         Vendors - During the nine months ended September 30, 2005, four vendors accounted for approximately 90% of the merchandise purchased by the Company.

4) MARKETABLE SECURITIES

         The Company classifies its investment in marketable equity securities as available-for-sale securities in accordance with the provisions of Statement of Financial Accounting No. 115, "Accounting for Certain Investments in Debt and Equity Securities". These securities are carried at their fair market value, with unrealized gains and losses reported in other comprehensive income. At September 30, 2005 the cost basis of these investments was $14,899. The net cumulative unrealized gain at September 30, 2005 totaled $33,586 and is included in accumulated other comprehensive income.

5) RELATED PARTY TRANSACTIONS:

         The balances due from related parties and other receivable are summarized as follows:

         a)   Due from related parties                       $         823,715
         b)   Other receivable from related party                    1,431,415
                                                             -----------------

                  Total due from related parties and
                      other receivable                       $       2,255,130
                                                             =================

         a) Due from related parties - The Company advances funds, and shares office space and administrative personnel with several related companies through common ownership, engaged in the wholesale distribution of audio product, telephones and electronic personal hygiene products. Funds are transferred on an as-available basis and the balances are due on demand. The balance due from BNA, LLC bears interest at 6% per annum. The balances due from Happy Lady, Inc. (Happy Lady) and Record-A-Phone Corp. are non-interest bearing.

         The balances due from these related companies are as follows:

                  BNA, LLC                               $        766,075
                  Happy Lady                                       57,640
                                                         -----------------

                    Total due from related parties       $        823,715
                                                         ================

         b) Mortgage note and other receivable from related party - STH Associates, LLC (STH) is a limited liability company, certain of whose members are also stockholders of the Company. In connection with a 2004 purchase of real estate by STH, the Company loaned STH $1,500,000 and received back by assignment a mortgage of $1,500,000 on the property acquired by STH. The loan bears interest at 8.5% per annum and was due June 30, 2005. In September 2004, the Company committed to lend STH up to an additional $3,000,000, with interest at 8.5% per annum. The Company made additional loans in 2004 and in 2005 totaling $4,431.415 . In June 2005, in connection with these loans, the Company took back an unrecorded mortgage on the same property in the amount of $3,000,000 and consolidated it with the maturing $ 1,500,000 mortgage mentioned above. The consolidated mortgage note in the amount of $4,500,000 requires payments of interest only at 8.5% per annum, to be paid monthly beginning August 1, 2005, with the entire balance due June 30, 2006. Accordingly, the full $4,500,000 mortgage note receivable is classified as a current asset. The balance due from STH in excess of the $4,500,000 mortgage note, totaled $1,431,415 at September 30, 2005, including accrued interest of $24,000. The loans are due on demand and earned interest of $207,000 for the nine months ended September 30, 2005.

         c) Due to related party - At September 30, 2005, a total of $102,833 is due to 1 Rewe Street Realty, LLC (1 Rewe Street), a related entity through common ownership, from whom the Company leases its warehouse and office space (See Note 9). The balance is non-interest bearing and is due on demand.

         d) Sales to affiliate - The Company sells merchandise at significantly less than its normal gross profit to an affiliate through common ownership. During the nine months ended September 30, 2005, sales to this affiliate totaled approximately $9,600,000. The balance due from the affiliate, totaling $538,787 at September 30, 2005, is included in accounts receivable.

         e) Due to stockholders - The balances due to stockholders at September 30, 2005 totaled $4,573,311. Certain of the balances bear interest at rates ranging from 1% to 1.5% above the prime rate and are due on demand.

6) DUE TO BANK LEUMI USA:

         Pursuant to a financing arrangement with Bank Leumi USA (Bank Leumi), the Company has available an overall line of credit of up to $9,000,000 for short-term working capital loans, subject to a financial covenant relating to the maintenance of minimum net worth and certain formula limitations. The loans bear interest at the rate of 1/2% above Bank Leumi's prime rate. As part of the agreement, the Company granted Bank Leumi a continuing security interest in all inventory, accounts receivable and other assets, and certain of the Company's stockholders and related parties guaranteed the financing arrangement.

7)       OBLIGATIONS UNDER CAPITAL LEASES:

         In January 2005 the Company entered into a capital lease for additional office equipment. The lease requires monthly payments aggregating $291 including interest at 6.75%. Total equipment of $9,477 was capitalized and is being amortized over its useful life, and such amortization is included in depreciation expense. At September 30, 2005, accumulated depreciation of the equipment was $1,422. See Note 9 for schedule of future minimum lease payments as of September 30, 2005.

8)       PENSION PLAN:

         Components of Net Periodic Benefit Cost

        Net periodic pension cost for the year ended November 30, 2004, the latest period for which information was available, includes the following components:

        Service cost benefits earned during year           $           25,385
        Interest cost on projected benefit obligation                  31,803
        Estimated return of plan assets                               (32,588)
        Prior service cost amortization                                (2,413)
                                                           -------------------

               Net periodic pension cost                   $           22,187
                                                           ==================

         There were no employer or participant contributions and no benefits paid out during the nine months ended September 30, 2005.

         For the nine months ended September 30, 2005, $16,641 was accrued as an estimate for pension expense for the Defined Benefit Plan.

         Defined Contribution Plan - Effective December 1, 1994, the Company adopted a defined contribution plan. Under the provisions of the Plan, the Company may contribute at its discretion up to 15% of the aggregate compensation of eligible participants, subject to certain limitations as outlined in the Plan document. For the nine months ended September 30, 2005, $70,278 was accrued as an estimate for pension expense for the Defined Contribution Plan.

9)       COMMITMENTS AND CONTINGENCIES:

         a) Leases - Effective March 2003, the Company revised a lease agreement with 1 Rewe Street Realty LLC, an affiliate through common ownership, for its warehouse and office space. The lease which expires in February 2018, requires an annual base rent of $630,000, and beginning in 2005 is subject to annual adjustments for the Company's proportionate share of real estate taxes (See Notes 9(d) and 11 - Subsequent Event).

         The Company is party to various operating leases for autos and office equipment with lease terms of between two and four years.

         The following is a schedule of future minimum lease payments as of September 30, 2005:

                                      Noncancellable
                                         Capital                 Operating
          Year                           Leases                    Leases
          ---                        ---------------        ----------------
          2005                               $   877        $        161,971
          2006                                 3,636                 647,780
          2007                                 3,636                 634,078
          2008                                     -                 630,000
          2009                                     -                 630,000
                                     ---------------        ----------------
         Total minimum payments                8,149        $      2,073,829
                                                            ================
         Less interest portion of
             payments                            629
                                     ---------------
         Present value of future
             minimum payments                $ 7,520
                                      ==============

         b) Litigation - The Company is involved in litigation incidental to the conduct of its business. It is the opinion of management that the outcome of such litigation will not have a material adverse effect on the financial position of the Company.

         c) Distribution Agreements - The Company is party to distribution agreements with several major brand name manufacturers in the consumer electronics industry, which are subject to periodic renewal.

         d) Recapture of Certain Tax and Other Incentive Benefits - In connection with the purchase of the building housing the Company's warehouse and offices (See Note 9a),the leasing arrangement between New York City Industrial Development Agency (IDA) and the Company's landlord, and the application for certain tax benefits derived from such purchase, the Company guaranteed certain payments, obligations, covenants and agreements entered into between 1 Rewe Street and the IDA.

         Should the contemplated transaction with Alliance Distributors Holdings, Inc. (Alliance) close (See Note 11 - Subsequent Event), management will request the continuation of the IDA related benefits on the basis that the fundamental purpose for which benefits were granted has not changed. There is no assurance that the IDA will permit the substitution of Alliance for the Company as the tenant of the subject premises. Should IDA benefits be revoked, then the potential reclamation is estimated to total in excess of $500,000. Pursuant to an agreement with 1 Rewe Street, the Company would not be responsible for any such reclamation.

10) CASH FLOW INFORMATION:

         Cash payments for interest and income taxes for the nine months ended September 30, 2005 are as follows:

                           Interest                        $     155,891
                           Income taxes                          685,924

         During the nine months ended September 30, 2005, the Company had a noncash investing and financing activity relating to a capital lease for office equipment in the amount of $9,477 (See Note 7).

11) SUBSEQUENT EVENT:

         In 2006, the Company entered into a stock purchase agreement with Alliance Distributors Holdings, Inc. (Alliance), whereby Alliance will acquire all of the outstanding stock of the Company from the present stockholders subject to the conditions set forth in the agreement. In connection with the agreement the lease for the Company's premises will be revised.